TABLE OF CONTENTS

EXHIBIT 10

EXECUTION COPY

FINANCING AGREEMENT

The CIT Group/Business Credit, Inc.

(as Lender)

And

Key Tronic Corporation

(as Borrower)

Dated: August 22, 2001

1

EXHIBITS

Exhibit A – Calculation of EBITDA and Tangible Net Worth

SCHEDULES

Schedule 1 - Collateral Information

2
[RETURN TO TABLE OF CONTENTS]

THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation (hereinafter "CIT"), with offices located at 300 S. Grand Ave., 3rd Floor Los Angeles, California 90071-3112, is pleased to confirm the terms and conditions under which CIT shall make revolving loans and other financial accommodations to Key Tronic Corporation, a Washington corporation with a principal place of business at 4424 N. Sullivan Road, Spokane, Washington 99216 (herein the "Company").

SECTION 1.  Definitions

Accounts shall mean all of the Company’s now existing and future: (a) accounts (as defined in the UCC), and any and all other receivables (whether or not specifically listed on schedules furnished to CIT), including, without limitation, all accounts created by, or arising from, all of the Company’s sales, leases, rentals of goods or renditions of services to its customers, including but not limited to, those accounts arising under any of the Company’s trade names or styles, or through any of the Company’s divisions; (b) any and all instruments, documents, chattel paper (including electronic chattel paper) (all as defined in the UCC); (c) unpaid seller’ or lessor’ rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to the foregoing or arising therefrom; (d) rights to any goods represented by any of the foregoing, including rights to returned, reclaimed or repossessed goods; (e) reserves and credit balances arising in connection with or pursuant hereto; (f) guarantees, supporting obligations, payment intangibles and letter of credit rights (all as defined in the UCC); (g) insurance policies or rights relating to any of the foregoing (h)general intangibles pertaining to any and all of the foregoing (including all rights to payment, including those arising in connection with bank and non-bank credit cards), and including books and records and any electronic media and software thereto ; (i) notes, deposits or property of account debtors securing the obligations of any such account debtors to the Company, and (j) cash and non–cash proceeds (as defined in the UCC) of any and all of the foregoing.

Administrative Management Fee shall mean the sum of $50,000.00 which shall be paid to CIT in accordance with Section 8, paragraph 8.8 hereof to offset the expenses and costs (excluding Out-of-Pocket Expenses and auditor fees) of CIT in connection with administration, record keeping, analyzing and evaluating the Collateral.

Anniversary Date shall mean the date occurring three (3) years from the Closing Date and each yearly anniversary thereafter.

Applicable Margin shall be the amount set forth below corresponding to the applicable level, provided that from the Closing Date through the end of the first year from the Closing Date, the Applicable Margin shall be the Applicable Margin corresponding to level II below:

Level	EBITDA	Applicable Margin
I	<$1	1.00%
II	$1 < X < $3,000,000	0.75%
III	$3,000,000 <X < $8,000,000	0.50%
IV	$8,000,000	0.25%

3
[RETURN TO TABLE OF CONTENTS]

Availability shall mean at any time the amount by which: (a) the Borrowing Base exceeds (b) the outstanding aggregate amount of all Obligations, including without limitation, all Obligations with respect to Revolving Loans, but excluding the Letters of Credit.

Availability Reserve shall mean the sum of: (a) (i) three (3) months rental payments or similar charges for any of the Company’s leased premises or other Collateral locations for which the Company has not delivered to CIT a landlord’s waiver in form and substance reasonably satisfactory to CIT, plus (ii) three (3) months estimated payments plus any other fees or charges owing by the Company to any applicable warehousemen or third party processor who may be in possession of Eligible Inventory (as determined by CIT in its reasonable business judgement), provided that any of the foregoing amounts shall be adjusted from time to time hereafter upon (x) delivery to CIT of any such acceptable waiver, (y) the opening or closing of a Collateral location and/or (z) any change in the amount of rental, storage or processor payments or similar charges; (b) any reserve which CIT may reasonably require from time to time pursuant to this Financing Agreement, including without limitation, for Letters of Credit pursuant to Paragraph 5.1 of Section 5 hereof and for accounts payable to Qualcomm Inc. in existence on the Closing Date; and (c) such other reserves as CIT deems necessary in its reasonable judgment as a result of (x) negative forecasts and/or trends in the Company’s business, industry, prospects, profits, operations or financial condition or (y) other issues, circumstances or facts that could otherwise negatively impact the Company, its business, prospects, profits, operations, industry, financial condition or assets.

Borrowing Base shall mean the lesser of (1) the sum of (a) eighty five percent (85%) of the Company’s aggregate outstanding Eligible Accounts Receivable (except that advances to the Company based on Eligible Accounts from Qualcomm Inc. shall not exceed fifty percent (50%) of the net amount of such Accounts (after deducting the contra portion) provided that in no event shall Revolving Loans to the Company based on Qualcomm Accounts exceed $750,000 at any one time) less Dilution Reserves, if any, plus (b) the lesser of (i) eighty percent (80%) of the aggregate value of the Company’s Eligible Inventory, valued at the orderly liquidation value as established by an appraiser chosen by CIT, (ii) thirty two percent (32%) of the Company’s Eligible Inventory, valued at the lower of cost or market, on a first in, first out basis or (iii) the Inventory Loan Cap, less (c) any applicable Availability Reserves and (2) the amount of cash collections of Accounts for the prior forty five (45) Business Days, less any applicable Availability Reserves.

Business Day shall mean any day on which CIT and JP Morgan Chase Bank are open for business.

Capital Expenditures shall mean, for any period, the aggregate expenditures of the Company during such period on account of, property, plant, equipment or similar fixed assets that, in conformity with GAAP, are required to be reflected in the balance sheet of the Company.

Capital Improvements shall mean operating Equipment and facilities (other than land) acquired or installed for use in the Company’s business operations.

4
[RETURN TO TABLE OF CONTENTS]

Capital Lease shall mean any lease of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure in the balance sheet of the Company.

Closing Date shall mean the date that this Financing Agreement has been duly executed by the parties hereto and delivered to CIT.

Collateral shall mean all present and future Accounts, Equipment, Inventory, Documents of Title, General Intangibles, Real Estate, Pledged Stock of the Company’s subsidiaries and Other Collateral.

Collection Days shall mean two (2) Business Days to provide for the deposit, clearance and collection of checks or other instruments representing the proceeds of Collateral, the amount of which has been credited to the Company’s Revolving Loan Account, and for which interest may be charged on the aggregate amount of such deposits, at the rate provided for in Paragraph 8.1 of Section 8 of this Financing Agreement.

Commitment Fee shall mean a fee equal to $125,000 to induce CIT to issue the Commitment Letter.

Commitment Letter shall mean the Commitment Letter, dated August 1, 2001, issued by CIT to, and accepted by, the Company.

Consolidated Balance Sheet shall mean a consolidated or compiled, as applicable, balance sheet for the Company and its consolidated subsidiaries, eliminating all inter-company transactions and prepared in accordance with GAAP.

Consolidating Balance Sheet shall mean a Consolidated Balance Sheet plus individual balance sheets for the Company and its consolidated subsidiaries, showing all eliminations of inter–company transactions, including a balance sheet for the Company exclusively, all prepared in accordance with GAAP.

Copyrights shall mean all present and hereafter acquired copyrights, copyright registrations, recordings, applications, designs, styles, licenses, marks, prints and labels bearing any of the foregoing, goodwill, any and all general intangibles, intellectual property and rights pertaining thereto, and all cash and non-cash proceeds thereof.

Current Assets shall mean those assets of the Company which, in accordance with GAAP, are classified as current.

Current Liabilities shall mean those liabilities of the Company which, in accordance with GAAP, are classified as "current", provided however, that, notwithstanding GAAP, the Revolving Loans and the current portion of Permitted Indebtedness shall be considered "current liabilities".

5
[RETURN TO TABLE OF CONTENTS]

Default shall mean any event specified in Section 10 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

Default Rate of Interest shall mean a rate of interest per annum on any Obligations hereunder, equal to the sum of: (a) two percent (2%) and (b) the otherwise then applicable interest rate, which CIT shall be entitled to charge the Company on all Obligations due CIT by the Company, as further set forth in Paragraph 10.2 of Section 10 of this Financing Agreement.

Depository Accounts shall mean the collection accounts, which are subject to CIT’s instructions, as specified in Paragraph 3.4 of Section 3 of this Financing Agreement.

Dilution shall mean with respect to Company, as of any date of determination, a percentage, based upon the experience of the immediately prior 90 days, that is the result of dividing the Dollar Equivalent amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the Accounts of the Company during such period, by (b) sales of the Company during such period.

Dilution Reserve shall mean, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts Receivable by one percentage point for each percentage point by which Dilution is in excess of 4%.

Documentation Fee shall mean subsequent to the Closing Date, CIT’s standard fees relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Financing Agreement, the Collateral and/or the Obligations.

Documents of Title shall mean all present and future documents (as defined in the UCC), and any and all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto and all cash and non–cash proceeds of the foregoing.

Dollar Equivalent shall mean, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in a currency other than Dollars, the equivalent amount in Dollars as determined by CIT at such time in its reasonable business judgment.

Dollars or $ means lawful currency of the United States of America.

Early Termination Date shall mean the date on which the Company terminates this Financing Agreement or the Revolving Line of Credit which date is prior to an Anniversary Date.

Early Termination Fee shall: (a) mean the fee CIT is entitled to charge the Company in the event the Company terminates the Revolving Line of Credit or this Financing Agreement on a date prior to an Anniversary Date; and (b) be determined by multiplying the Revolving Line of Credit by (x) two percent (2%) if the Early Termination Date occurs on or before one (1) year from the Closing Date,

6
[RETURN TO TABLE OF CONTENTS]

(y) one and one half percent (1.5%) if the Early Termination Date occurs after one (1) year from the Closing Date but on or before two (2) years from the Closing Date; and (z) one percent (1%) if the Early Termination Date occurs after two (2) years from the Closing Date but prior to an Anniversary Date.

EBITDA shall mean, in any period, all earnings of the Company for said period before all interest, tax obligations, depreciation and amortization of the Company for said period, determined in accordance with GAAP on a consistent basis with the latest audited financial statements of the Company, including non-cash charges associated with the amortization of capitalized manufacturing variances booked prior to the Closing Date and excluding the effect of extraordinary or non-reoccurring gains or losses for such period.

Eligible Accounts Receivable shall mean the gross amount of the Company’s Trade Accounts Receivable that are subject to a valid, exclusive, first priority and fully perfected security interest in favor of CIT, which conform to the warranties contained herein and which, at all times, continue to be acceptable to CIT in the exercise of its reasonable business judgment, less, without duplication, the sum of: (a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted, claimed or outstanding), and (b) reserves for any such Trade Accounts Receivable that arise from or are subject to or include: (i) sales to the United States of America, any state or other governmental entity or to any agency, department or division thereof, except for any such sales as to which the Company has complied with the Assignment of Claims Act of 1940 or any other applicable statute, rules or regulation, to CIT’s satisfaction in the exercise of its reasonable business judgment; (ii) foreign sales, other than sales which otherwise comply with all of the other criteria for eligibility hereunder and are to foreign subsidiaries of the following United States corporations: Flextronix, Hewlett Packard, Lexmark International, Clorox and Unisys or other foreign subsidiaries of United States corporations approved by CIT in its sole discretion, provided such Accounts do not exceed the lesser of 30% of all Eligible Accounts Receivable and $5,000,000 in the aggregate at any one time; (iii) Accounts that remain unpaid more than ninety (90) days from invoice date; (iv) contra Accounts (excluding (x) Lexmark International, Cognitive, Clorox, Lexmark International Technology, S.A. and Axiohm so long as such account debtors have executed CIT’s agreement referenced in Section 2.1(bb) herein, provided such Accounts do not exceed the Maximum Contra Exposure in the aggregate at any one time and (y) Qualcomm Inc. to the extent permitted in the Borrowing Base; (v) sales to any subsidiary, or to any company affiliated with the Company in any way; (vi)bill and hold (deferred shipment) (except to the extent CIT receives a bill and hold letter acceptable to CIT) or consignment sales; (vii) sales to any customer which is: (A) insolvent, (B) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, (C) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts, or (D) financially unacceptable to CIT or has a credit rating unacceptable to CIT (unless backed by a letter of credit assigned to and in form and substance acceptable to CIT); (viii) all sales to any customer if fifty percent (50%) or more of the aggregate dollar amount of all outstanding invoices to such customer are unpaid more than ninety (90) days from invoice date; (ix) pre-billed receivables and receivables arising from progress billing; (x) an amount representing, historically, returns, discounts, claims, credits, allowances and

7
[RETURN TO TABLE OF CONTENTS]

applicable terms; (xi) sales to an account debtor whose Accounts represent an amount greater than 20% of the Company’s Accounts, to the extent of such excess (except that with respect to Clorox such Accounts shall be ineligible only to the extent they exceed 30% of the Company’s Accounts); (xii) sales not payable in United States currency; (xiii) engineering services related Accounts and tooling services related Accounts; and (xiv) any other reasons deemed necessary by CIT in its reasonable business judgment, including without limitation, for distribution customers that have excess inventory on hand (as determined by CIT in its sole discretion) those which are customary either in the commercial finance industry or in the lending practices of CIT.

Eligible Inventory shall mean the gross amount of the Company’s keyboard finished goods Inventory that is subject to a valid, exclusive, first priority and fully perfected security interest in favor of CIT and which conforms to the warranties contained herein and which, at all times, continues to be acceptable to CIT in the exercise of its reasonable business judgment, less, without duplication, any (a) work–in–process, (b) supplies (other than raw materials), (c) Inventory not present in the United States of America, (d) Inventory returned or rejected by the Company’s customers (other than goods that are undamaged and resalable in the normal course of business) and goods to be returned to the Company’s suppliers, (e) Inventory in transit to third parties (other than the Company’s agents or warehouses), or in the possession of a warehouseman, bailee, third party processor, or other third party, unless such warehouseman, bailee or third party has executed a notice of security interest agreement (in form and substance satisfactory to CIT) and CIT shall have a first priority perfected security interest in such Inventory, and (f) less any reserves required by CIT in its reasonable discretion, including without limitation for special order goods, customer specific Inventory, discontinued, slow-moving and obsolete Inventory, market value declines, bill and hold (deferred shipment), consignment sales, shrinkage and any applicable customs, freight, duties and Taxes.

Equipment shall mean all present and hereafter acquired equipment (as defined in the UCC) including, without limitation, all machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds thereof of whatever sort.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time.

Event(s) of Default shall have the meaning provided for in Section 10 of this Financing Agreement.

Executive Officers shall mean the President, Vice President(s) Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Treasurer, Controller and Secretary of the Company.

Fiscal Quarter shall mean, with respect to the Company, each three (3) month period in conformity with the Company’s current accounting practice ending on or about September 30, December 31, March 31 and June 30 of each Fiscal Year.

8
[RETURN TO TABLE OF CONTENTS]

Fiscal Year shall mean each twelve (12) month period in conformity with the Company’s current accounting practice commencing on or about July 1 of each year and ending on or about the following June 30.

Fixed Charge Coverage Ratio shall mean, for the relevant period, the ratio determined by dividing (x) EBITDA minus cash Capital Expenditures by (y) the sum of (a) all scheduled interest obligations paid and (b) the amount of scheduled principal repaid on Indebtedness for borrowed money.

GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply, provided that in the event the Company modifies its accounting principles and procedures as applied as of the Closing Date, the Company shall provide such statements of reconciliation as shall be in form and substance acceptable to CIT.

General Intangibles shall mean all present and hereafter acquired general intangibles (as defined in the UCC), and shall include, without limitation, all present and future right, title and interest in and to: (a) all Trademarks, tradenames, corporate names, business names, logos and any other designs or sources of business identities, (b) Patents, together with any improvements on said Patents, utility models, industrial models, and designs, (c) Copyrights, (d) trade secrets, (e) licenses, permits and franchises, (f) all applications with respect to the foregoing, (g) all right, title and interest in and to any and all extensions and renewals, (h) goodwill with respect to any of the foregoing, (i) any other forms of similar intellectual property, (j) all customer lists, distribution agreements, supply agreements, blue prints, indemnification rights and tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non–cash proceeds thereof, including, without limitation, the proceeds or royalties of any licensing agreements between the Company and any licensee of any of the Company’s General Intangibles.

Guaranties shall mean the guaranty documents executed and delivered by the Guarantors guaranteeing the Obligations.

Guarantors shall mean (i) Key Tronic Juarez, SA de CV and (ii) Key Tronic Reynosa, SA de CV.

Indebtedness shall mean, without duplication, all liabilities, contingent or otherwise, which are any of the following: (a) obligations in respect of borrowed money or for the deferred purchase price of property, services or assets, other than Inventory, or (b) lease obligations which, in accordance with GAAP, have been, or which should be capitalized.

Insurance Proceeds shall mean proceeds or payments from an insurance carrier with respect to any loss, casualty or damage to Collateral.

9
[RETURN TO TABLE OF CONTENTS]

Inventory shall mean all of the Company’s present and hereafter acquired inventory (as defined in the UCC) and including, without limitation, all merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same in all stages of production from raw materials through work–in–process to finished goods – and all proceeds thereof of whatever sort.

Inventory Loan Cap shall mean the amount of $2,500,000.

Investment Property shall mean all now owned and hereafter acquired investment property (as defined in the UCC) and all proceeds thereof.

Issuing Bank shall mean the bank issuing Letters of Credit for the Company.

JP Morgan Chase Bank Rate shall mean the rate of interest per annum announced by JP Morgan Chase Bank from time to time as its prime rate in effect at its principal office in New York City. (The prime rate is not intended to be the lowest rate of interest charged by JP Morgan Chase Bank to its borrowers).

Letters of Credit shall mean all letters of credit issued with the assistance of CIT in accordance with Section 5 hereof by the Issuing Bank for or on behalf of the Company.

Letter of Credit Guaranty shall mean the guaranty delivered by CIT to the Issuing Bank of the Company’s reimbursement obligations under the Issuing Bank’s reimbursement agreement, application for Letter of Credit or other like document.

Letter of Credit Guaranty Fee shall mean the fee CIT may charge the Company under Paragraph 8.3 of Section 8 of this Financing Agreement for: (a) issuing a Letter of Credit Guaranty, and/or (b) otherwise aiding the Company in obtaining Letters of Credit, all pursuant to Section 5 hereof.

Letter of Credit Sub-Line shall mean the commitment of CIT to assist the Company in obtaining Letters of Credit, pursuant to Section 5 hereof, in an aggregate amount of $2,000,000.

Line of Credit shall mean the aggregate commitment of CIT to (a) make Revolving Loans pursuant to Section 3 of this Financing Agreement and (b) assist the Company in opening Letters of Credit pursuant to Section 5 of this Financing Agreement, in an aggregate amount not to exceed $25,000,000.

Line of Credit Fee shall: (a) mean the fee due CIT at the end of each month for the Line of Credit, and (b) be determined by multiplying the difference between (i) the Revolving Line of Credit, and (ii) the sum, for said month, of (x) the average daily balance of Revolving Loans and (y) the average daily balance of Letters of Credit outstanding for said month, by one half of one percent (0.5%) per annum for the number of days in said month.

10
[RETURN TO TABLE OF CONTENTS]

Loan Documents shall mean this Financing Agreement, the Promissory Notes, the mortgages and/or deeds of trust, the Guaranties, the pledge agreement, the other closing documents and any other ancillary loan and security agreements executed from time to time in connection with this Financing Agreement, all as may be renewed, amended, extended, increased or supplemented from time to time.

Maximum Contra Exposure shall mean $3,200,000. For the purpose of calculating the contra exposure of Lexmark International, the receivable due to Key Tronic Juarez, S.A. de CV from Lexmark Mexico shall be netted against the Company’s payable due to Lexmark International.

Obligations shall mean all loans, advances and extensions of credit made or to be made by CIT to the Company or to others for the Company’s account (including, without limitation, all Revolving Loans and Letter of Credit Guaranties); any and all indebtedness and obligations which may at any time be owing by the Company to CIT howsoever arising, whether now in existence or incurred by the Company from time to time hereafter; whether principal, interest, fees, costs, expenses or otherwise; whether secured by pledge, lien upon or security interest in any of the Company’s Collateral, assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Company is liable to CIT for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include indebtedness owing to CIT by the Company under any Loan Document or under any other agreement or arrangement now or hereafter entered into between the Company and CIT; indebtedness or obligations incurred by, or imposed on, CIT as a result of environmental claims arising out of the Company’s operations, premises or waste disposal practices or sites in accordance with paragraph 7.7 hereof; the Company’s liability to CIT as maker or endorser of any promissory note or other instrument for the payment of money; the Company’s liability to CIT under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which CIT may make or issue to others for the Company’s account, including any Letter of Credit Guaranty or other accommodation extended by CIT with respect to applications for Letters of Credit, CIT’s acceptance of drafts or CIT’s endorsement of notes or other instruments for the Company’s account and benefit.

Operating Cash Flow shall mean EBITDA less Capital Expenditures, determined in accordance with GAAP consistently applied. For the purpose of this definition only, Capital Expenditures shall only include cash capital expenditures.

Operating Leases shall mean all leases of property (whether real, personal or mixed) other than Capital Leases.

Other Collateral shall mean all now owned and hereafter acquired lockbox, blocked account and any other deposit accounts maintained with any bank or financial institutions into which the proceeds of Collateral are or may be deposited; all other deposit accounts and all Investment Property; all cash and other monies and property in the possession or control of CIT; all books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating

11
[RETURN TO TABLE OF CONTENTS]

to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon; and all cash and non-cash proceeds of the foregoing.

Out–of–Pocket Expenses shall mean all of CIT’s present and future expenses incurred relative to this Financing Agreement or any other Loan Documents, whether incurred heretofore or hereafter, which expenses shall include, without being limited to: the cost of record searches, all costs and expenses incurred by CIT in opening bank accounts, depositing checks, receiving and transferring funds, and wire transfer charges, any charges imposed on CIT due to returned items and "insufficient funds" of deposited checks and CIT’s standard fees relating thereto, any amounts paid by, incurred by or charged to, CIT by the Issuing Bank under a Letter of Credit Guaranty or the Company’s reimbursement agreement, application for Letters of Credit or other like document which pertain either directly or indirectly to such Letters of Credit, and CIT’s standard fees relating to the Letters of Credit and any drafts thereunder, travel, lodging and similar expenses of CIT’s personnel in connection with inspecting and monitoring the Collateral from time to time hereunder, any applicable counsel fees and disbursements, fees and taxes relative to the filing of financing statements, all expenses, costs and fees set forth in Paragraph 10.3 of Section 10 of this Financing Agreement, and title insurance premiums, real estate survey costs, costs of preparing and recording mortgages/deeds of trust against the Real Estate.

Overadvance Rate shall mean a rate equal to one-half of one percent (1/2%) per annum in excess of the then applicable contract rate of interest determined in accordance with Section 8, Paragraph 8.1(a) of this Financing Agreement.

Overadvances shall mean the amount by which (a) the sum of all outstanding Revolving Loans, Letters of Credit and advances made hereunder exceed (b) the Borrowing Base.

Patents shall mean all of the Company’s present and hereafter acquired patents, patent applications, registrations, any reissues or renewals thereof, licenses, any inventions and improvements claimed thereunder, and all general intangible, intellectual property and patent rights with respect thereto of the Company, and all income, royalties, cash and non-cash proceeds thereof.

Permitted Encumbrances shall mean: (a) liens existing on the date hereof on specific items of Equipment and other liens expressly permitted, or consented to in writing by CIT; (b) Purchase Money Liens; (c) liens of local or state authorities for franchise or other like Taxes (except liens for Taxes not yet due), provided that the aggregate amounts of such liens shall not exceed $100,000.00 in the aggregate at any one time; (d) statutory liens of landlords and liens of carriers, warehousemen, bailees, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith, by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained by the Company in accordance with GAAP; (e) deposits made (and the liens thereon) in the ordinary course of business of the Company (including, without limitation, security deposits for leases, indemnity bonds, surety bonds and appeal bonds) in connection with workers’ compensation,

12
[RETURN TO TABLE OF CONTENTS]

unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts; (f) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate, if applicable, and which in the aggregate (A) do not materially interfere with the occupation, use or enjoyment by the Company of its business or property so encumbered and (B) in the reasonable business judgment of CIT do not materially and adversely affect the value of such Real Estate; and (g) liens granted CIT by the Company; (h) liens of judgment creditors provided such liens do not exceed, in the aggregate, at any time, $50,000.00 (other than liens bonded or insured to the reasonable satisfaction of CIT); and (i) tax liens which are not yet due and payable or which are being diligently contested in good faith by the Company by appropriate proceedings, and which liens are not (x) filed on any public records, (y) other than with respect to Real Estate, senior to the liens of CIT or (z) for Taxes due the United States of America or any state thereof having similar priority statutes, as further set forth in paragraph 7.6 hereof.

Permitted Indebtedness shall mean: (a) current Indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, Taxes or labor; (b) the Indebtedness secured by Purchase Money Liens; (c) Indebtedness arising under the Letters of Credit and this Financing Agreement; (d) deferred Taxes and other expenses incurred in the ordinary course of business; (e) Subordinated Debt and (f) other Indebtedness existing on the date of execution of this Financing Agreement and listed in the most recent financial statement delivered to CIT or otherwise disclosed to CIT in writing prior to the Closing Date.

Purchase Money Liens shall mean liens on any item of Equipment acquired after the date of this Financing Agreement provided that (a) each such lien shall attach only to the property to be acquired, (b) a description of the Equipment so acquired is furnished to CIT, and (c) the debt incurred in connection with such acquisitions shall not exceed, in the aggregate, $500,000 in any Fiscal Year.

Real Estate shall mean the Company’s fee and/or leasehold interests in the real property, including any such real property which has been, or will be, encumbered, mortgaged, pledged or assigned to CIT or its designee.

Revolving Line of Credit shall mean the aggregate commitment of CIT to make loans and advances pursuant to Section 3 of this Financing Agreement and issue Letters of Credit Guaranties pursuant to Section 5 hereof to the Company, in the aggregate amount of $25,000,000.

Revolving Loan Account shall mean the account on CIT’s books, in the Company’s name, in which the Company will be charged with all Obligations under this Financing Agreement.

Revolving Loans shall mean the loans and advances made, from time to time, to or for the account of the Company by CIT pursuant to Section 3 of this Financing Agreement.

13
[RETURN TO TABLE OF CONTENTS]

Subordinated Debt shall mean the debt due a Subordinating Creditor (and the note(s) evidencing such) which has been subordinated, by a Subordination Agreement, to the prior payment and satisfaction of the Obligations of the Company to CIT.

Subordinating Creditor shall mean any party hereafter executing a Subordination Agreement.

Subordination Agreement shall mean the agreement (in form and substance satisfactory to CIT) among the Company, a Subordinating Creditor and CIT pursuant to which Subordinated Debt is subordinated to the prior payment and satisfaction of the Company’s Obligations to CIT.

Tangible Net Worth shall mean, as at any date for any Person, the sum for such Person and its subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP, consistently applied), of the following:

(a)	the amount of capital stock, plus

(b)	the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit) and Subordinated Debt, minus

(c)	the sum of the following: the cost of treasury shares and the book value of all assets which should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) including, without limitation, goodwill, minority interests, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all reserves and any write-up in the book value of assets resulting from a revaluation of such assets subsequent to June 30, 2001; provided, however that intangibles shall not include deferred tax assets.

Taxes shall mean all federal, state, municipal and other governmental taxes, levies, charges, claims and assessments which are or may be due by the Company with respect to its business, operations, Collateral or otherwise.

Trade Accounts Receivable shall mean that portion of the Company’s Accounts which arises from the sale of Inventory or the rendition of services in the ordinary course of the Company’s business.

Trademarks shall mean all present and hereafter acquired trademarks, trademark registrations, recordings, applications, tradenames, trade styles, service marks, prints and labels (on which any of the foregoing may appear), licenses, reissues, renewals, and any other intellectual property and trademark rights pertaining to any of the foregoing, together with the goodwill associated therewith, and all cash and non-cash proceeds thereof.

UCC shall mean the Uniform Commercial Code as the same may be amended and in effect from time to time in the state of California.

14
[RETURN TO TABLE OF CONTENTS]

Working Capital shall mean Current Assets in excess of Current Liabilities.

Working Day shall mean any Business Day on which dealings in foreign currencies and exchanges between banks may be transacted.

SECTION 2.  Conditions Precedent

The obligation of CIT to make the initial loans hereunder is subject to the satisfaction of, extension of or waiver of in writing, on or prior to, the Closing Date, the following conditions precedent:

(a)	Lien Searches – CIT shall have received tax, judgment and Uniform Commercial Code searches satisfactory to CIT for all locations presently occupied or used by the Company.

(b)	Casualty Insurance – The Company shall have delivered to CIT evidence satisfactory to CIT that casualty insurance policies listing CIT as additional insured, loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in Paragraph 7.5 of Section 7 of this Financing Agreement.

(c)	UCC Filings – Any financing statements required to be filed in order to create, in favor of CIT, a first perfected security interest in the Collateral, subject only to the Permitted Encumbrances, shall have been properly filed in each office in each jurisdiction required in order to create in favor of CIT a perfected lien on the Collateral. CIT shall have received acknowledgment copies of all such filings (or, in lieu thereof, CIT shall have received other evidence satisfactory to CIT that all such filings have been made) and CIT shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full.

(d)	Board Resolution – CIT shall have received a copy of the resolutions of the Board of Directors of each of the Company and the Guarantors (as the case may be) authorizing the execution, delivery and performance of (i) this Financing Agreement, (ii) the Guaranties and (iii) any related agreements, in each case certified by the Secretary or Assistant Secretary of the Company and the Guarantors (as the case may be) as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of the Company and the Guarantors (as the case may be) as to the incumbency and signature of the officers of the Company and/or the Guarantor executing such Loan Documents and any certificate or other documents to be delivered by them pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

(e)	Corporate Organization – CIT shall have received (i) a copy of the Certificate of Incorporation with respect to each of the Company and the Guarantors, each certified by the Secretary of State of the respective state of its incorporation, and (ii) a copy of the By–Laws of the Company certified by the Secretary or Assistant Secretary thereof, all as amended through the date hereof.

15
[RETURN TO TABLE OF CONTENTS]

(f)	Officer’s Certificate – CIT shall have received an executed Officer’s Certificate of the Company, satisfactory in form and substance to CIT, certifying that (i) the representations and warranties contained herein are true and correct in all material respects on and as of the Closing Date; (ii) the Company is in compliance with all of the terms and provisions set forth herein; and (iii)no Default or Event of Default has occurred

(g)	Opinions – Counsel for the Company and the Guarantors shall have delivered to CIT opinions satisfactory to CIT opining, inter alia, that, subject to the (i) filing, priority and remedies provisions of the Uniform Commercial Code, including without limitation, the perfection and priority of CIT’s security interest in Inventory shipped from Key Tronic Shanghai Computer Peripherals, (ii) the provisions of the Bankruptcy Code, insolvency statutes or other like laws, (iii)the equity powers of a court of law and (iv) such other matters as may be agreed upon with CIT: this Financing Agreement, the Guaranties and all other Loan Documents of the Company and the Guarantors are (A) valid, binding and enforceable according to their terms, (B) are duly authorized, executed and delivered, and (C) do not violate any terms, provisions, representations or covenants in the charter or by–laws (or their equivalent) of the Company or the Guarantors or, to the best knowledge of such counsel, of any loan agreement, mortgage, deed of trust, note, security or pledge agreement, indenture or other contract to which the Company or the Guarantors are signatories or by which the Company or the Guarantors or their assets are bound.

(h)	Absence of Default – No Default or Event of Default shall have occurred and no material adverse change shall have occurred in the financial condition, business, prospects, profits, operations or assets of the Company, the Guarantors or the Company’s other subsidiaries.

(i)	Legal Restraints/Litigation – As of the Closing Date, there shall be no: (x) litigation, investigation or proceeding (judicial or administrative) pending or threatened against the Company or the Guarantors or the Company’s other subsidiaries or their respective assets, by any agency, division or department of any county, city, state or federal government arising out of this Financing Agreement; (y) injunction, writ or restraining order restraining or prohibiting the financing arrangements contemplated under this Financing Agreement; or (z) suit, action, investigation or proceeding (judicial or administrative) pending against the Company or the Guarantors or the Company’s other subsidiaries or their respective assets, which, in the opinion of CIT, if adversely determined, could have a material adverse effect on the business, operation, assets, financial condition or Collateral of the Company and/or the Guarantors.

(j)	Intentionally Deleted.

(k)	Pledge Agreement The Company shall (i) execute and deliver to CIT a pledge and security agreement pledging to CIT as additional collateral for the Obligations of the Company not less than 100% of the stock of all domestic subsidiaries of the Company and 65% of the stock of all foreign subsidiaries of the Company and, (ii) deliver to CIT the stock certificates evidencing such

16
[RETURN TO TABLE OF CONTENTS]

stock together with duly executed stock powers (undated and in-blank) with respect thereto, all in form and substance satisfactory to CIT.

(l)  Cash Budget Projections - CIT shall have received, reviewed and been satisfied with a twelve (12) month cash budget projection prepared by the Company.

(m)  Deeds of Trust. The Company shall have executed and delivered to CIT, an agent of CIT or to a title insurance company acceptable to CIT, such mortgages and/or deeds of trust as CIT may reasonably require to obtain first liens on the Real Estate.

(n)  Additional Documents – The Company shall have executed and delivered to CIT all Loan Documents as are requested by CIT to consummate the lending arrangement contemplated between the Company and CIT.

(o)  Disbursement Authorization - The Company shall have delivered to CIT all information necessary for CIT to issue wire transfer instructions on behalf of the Company for the initial and subsequent loans and/or advances to be made under this Financing Agreement including, but not limited to, disbursement authorizations in form acceptable to CIT.

(p)  Examination & Verification - CIT shall have completed, to its satisfaction , an examination and verification of the Accounts, Inventory, financial statements, books and records of the Company which examination shall indicate that, after giving effect to all Revolving Loans, advances and extensions of credit to be made at closing, the Company shall have an opening additional Availability of at least $4,000,000 plus an amount sufficient to pay all past due taxes and to reduce trade payables and other debts and obligations current in accordance with the Company’s usual business practices, as evidenced by a Borrowing Base certificate delivered by the Company to CIT as of the Closing Date, all as more fully required by the CIT Commitment Letter. It is understood that such requirement contemplates that all debts and obligations are current, and that all payables are being handled in the normal course of the Company’s business and consistent with its past practice.

(q)  Depository Accounts - The Company shall have established a system of lockbox and bank accounts with respect to the collection of Accounts and the deposit of proceeds of Collateral as shall be acceptable to CIT in all respects. Such accounts shall be subject to three party agreements (between the Company, CIT and the depository bank), which shall be in form and substance satisfactory to CIT.

(r)  Existing Revolving Credit Agreement - The Company’s existing credit agreement with General Electric Capital Corporation (the &quotExisting Lender&quot) shall be: (i)terminated; (ii)all loans and obligations of the Company and/or the Guarantors thereunder shall be paid or satisfied in full, including through utilization of the proceeds of the initial Revolving Loans to be made under this Financing Agreement; and (iii)all liens or security interests in favor of the Existing Lender on

17
[RETURN TO TABLE OF CONTENTS]

the Collateral and otherwise in connection therewith shall be terminated and/or released upon such payment.

(v)    Mortgages/Deeds of Trust – The Company shall have executed and delivered to CIT, an agent of CIT or to a title insurance company acceptable to CIT, such mortgages and/or deeds of trust as CIT may reasonably require to obtain first liens on the Real Estate.

(w)   Title Insurance Policies – CIT shall have received, in respect of each mortgage or deed of trust, a mortgagee’s title policy or marked–up unconditional binder for such insurance. Each such policy shall (i)be in an amount satisfactory to CIT; (ii)insure that the mortgage or deed of trust insured thereby creates a valid first lien on the property covered by such mortgage or deed of trust, free and clear of all defects and encumbrances except those acceptable to CIT; (iii)name CIT as the insured thereunder; and (iv)contain such endorsements and effective coverage as CIT may reasonably request, including, without limitation, the revolving line of credit endorsement. CIT shall also have received evidence that all premiums in respect of such policies have been paid and that all charges for mortgage recording taxes, if any, shall have been paid.

(x)    Intentionally Deleted.

(y)    Intellectual Property The Company or its counsel shall provide CIT with schedules of: (a)any of the Company’s and its subsidiaries (i)Trademarks, (ii)Patents, and (iii)Copyrights, as applicable and all in such detail as to provide appropriate recording information with respect thereto, (b)any tradenames, (c)monthly rental payments for any leased premises or any other premises where any Collateral may be stored or processed, and (d) Permitted Liens, all of the foregoing in form and substance satisfactory to CIT. CIT shall have received an intellectual property security agreement executed by the Company and Guarantors, if applicable, in form and substance satisfactory to CIT and together with all documents necessary to record such security interest with the Patent and Trademark Office or the United States Copyright Office, as applicable, or any successor office or agency thereto.

(z)    CIT Commitment Letter - The Company shall have fully complied, to the reasonable satisfaction of CIT, with all of the terms and conditions of the CIT Commitment Letter.

(aa)  Clorox Agreement CIT shall have received and found satisfactory Clorox’s agreement and purchase order with the Company.

(bb)  Account Debtor Agreements CIT shall have received and found satisfactory fully executed tri-party agreements with each of Clorox, Axiohm, Lexmark International, Lexmark International Technology, S.A. and Cognitive in the form requested by CIT.

(cc)  Production Schedule CIT shall have found satisfactory the Company’s 90 day production schedule.

18
[RETURN TO TABLE OF CONTENTS]

Upon the execution of this Financing Agreement and the initial disbursement of loans hereunder, all of the above Conditions Precedent shall have been deemed satisfied except as otherwise set forth hereinabove or as the Company and CIT shall otherwise agree in writing.

2.2  Conditions to Each Extension of Credit

Except to the extent expressly set forth in this Financing Agreement, the agreement of CIT to make any extension of credit requested to be made by it to the Company on any date (including without limitation, the initial extension of credit) is subject to the satisfaction of the following conditions precedent:

(a)  Representations and Warranties - Each of the representations and warranties made by the Company in or pursuant to this Financing Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date.

(b)  No Default - No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extension of credit requested to be made on such date.

(c)  Borrowing Base - Except as may be otherwise agreed to from time to time by CIT and the Company in writing, after giving effect to the extension of credit requested to be made by the Company on such date, the aggregate outstanding balance of the Revolving Loans and outstanding Letters of Credit owing by the Company will not exceed the lesser of (i) the Revolving Line of Credit or (ii) the Borrowing Base.

(d)  No Adverse Change No material adverse change shall have occurred in the financial condition, business, prospects, profits, operations or assets of the Company, the Guarantors or the Company’s other subsidiaries.

Each borrowing by the Company hereunder shall constitute a representation and warranty by the Company as of the date of such loan or advance that each of the representations, warranties and covenants contained in the Financing Agreement have been satisfied and are true and correct, except as the Company and CIT shall otherwise agree herein or in a separate writing.

SECTION 3.  Revolving Loans

3.1  CIT agrees, subject to the terms and conditions of this Financing Agreement, from time to time (but subject to CIT’s right, in its discretion, to make &quotOveradvances&quot), to make loans and advances to the Company on a revolving basis (i.e., subject to the limitations set forth herein, the Company may borrow, repay and re–borrow Revolving Loans). Such requests for loans and advances shall be in amounts not to exceed the lesser of (a) the Availability or (b) the Revolving Line of Credit. All requests for loans and advances must be received by an officer of CIT no later than 10:30 a.m., Los Angeles time, of the Business Day on which any such Loans and advances are

19
[RETURN TO TABLE OF CONTENTS]

required. Should CIT for any reason honor requests for Overadvances, any such Overadvances shall be made in CIT’s sole discretion and subject to any additional terms CIT deems necessary.

3.2  In furtherance of the continuing assignment and security interest in the Company’s Accounts and Inventory, the Company will, upon the creation of Accounts and purchase or acquisition of Inventory, execute and deliver to CIT in such form and manner as CIT may reasonably require, solely for CIT’s convenience in maintaining records of Collateral, such confirmatory schedules of Accounts and Inventory as CIT may reasonably request, including, without limitation, (a) weekly schedules of Accounts (b) separate weekly agings of tooling services Accounts and engineering services Accounts (beginning 90 days after the Closing Date) (c) weekly and monthly schedules of Inventory (d) monthly sales through put reports to verify that customers are not stocking Inventory and (e) daily sales journal reports which separate engineering and tooling services Accounts from all other Accounts, all in form and substance satisfactory to CIT, and such other appropriate reports designating, identifying and describing the Accounts and Inventory as CIT may reasonably request, and provided further that CIT may request any such information more frequently, from time to time, upon its reasonable prior request. In addition, upon CIT’s request, the Company shall provide CIT with copies of agreements with, or purchase orders from, the Company’s customers, and copies of invoices to customers, proof of shipment or delivery, access to its computers, electronic media and software programs associated therewith (including any electronic records, contracts and signatures) and such other documentation and information relating to said Accounts and other Collateral as CIT may reasonably require. Failure to provide CIT with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. The Company hereby authorizes CIT to regard the Company’s printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of the Company’s authorized officers or agents.

3.3  The Company hereby represents and warrants that: each Trade Account Receivable is based on an actual and bona fide sale and delivery of Inventory or rendition of services to its customers, by the Company in the ordinary course of its business; the Inventory being sold, and the Trade Accounts Receivable created, are the exclusive property of the Company and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; the invoices evidencing such Trade Accounts Receivable are in the name of the Company; and the customers of the Company have accepted the Inventory or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business with respect to which the Company has complied with the notification requirements of Paragraph 3.5 of this Section 3. The Company confirms to CIT that any and all Taxes or fees relating to its business, its sales, the Accounts or Inventory relating thereto, are its sole responsibility and that same will be paid by the Company when due, subject to Paragraph 7.6 of Section 7 of this Financing Agreement, and that none of said Taxes or fees represent a lien on or claim against the Accounts. The Company hereby further represents and warrants that it shall not acquire any Inventory on a consignment basis, nor co-mingle its Inventory with any of its customers or any other person, including pursuant to any bill and

20
[RETURN TO TABLE OF CONTENTS]

hold sale or otherwise, and that its Inventory is marketable to its customers in the ordinary course of business of the Company, except as it may otherwise report in writing to CIT pursuant to Paragraph 3.5 hereof from time to time. The Company also warrants and represents that it is a duly and validly existing corporation and is qualified in all states where the failure to so qualify would have an adverse effect on the business of the Company or the ability of the Company to enforce collection of Accounts due from customers residing in that state. The Company agrees to maintain such books and records regarding Accounts and Inventory as CIT may reasonably require and agrees that the books and records of the Company will reflect CIT’s interest in the Accounts and Inventory. All of the books and records of the Company will be available to CIT at normal business hours, including any records handled or maintained for the Company by any other company or entity.

3.4  (a)  Until CIT has advised the Company to the contrary after the occurrence of an Event of Default, the Company, at its expense, will enforce, collect and receive all amounts owing on the Accounts in the ordinary course of its business and any proceeds it so receives shall be subject to the terms hereof, and held on behalf of and in trust for CIT. Such privilege shall terminate at the election of CIT upon the occurrence of an Event of Default. Any checks, cash, credit card sales and receipts, notes or other instruments or property received by the Company with respect to any Collateral, including Accounts, shall be held by the Company in trust for CIT, separate from the Company’s own property and funds, and promptly turned over to CIT with proper assignments or endorsements by deposit to the Depository Accounts. The Company shall: (i) indicate on all of its invoices that funds should be delivered to and deposited in a Depository Account; (ii) direct all of its account debtors to deposit any and all proceeds of Collateral into the Depository Accounts; (iii)irrevocably authorize and direct any banks which maintain the Company’s initial receipt of cash, checks and other items to promptly wire transfer all available funds to a Depository Account; and (iv) advise all such banks of CIT’s security interest in such funds. The Company shall provide CIT with prior written notice of any and all deposit accounts opened or to be opened subsequent to the Closing Date. Subject to Collection Days, all amounts received by CIT in payment of Accounts will be credited to the Revolving Loan Account when CIT is advised by its bank of its receipt of "collected funds" at CIT’s bank account in New York, New York on the Business Day of such advise if advised no later than 1:00 p.m. EST or on the next succeeding Business Day if so advised after 1:00 PM EST. No checks, drafts or other instrument received by CIT shall constitute final payment to CIT unless and until such instruments have actually been collected.

(b)	The Company shall establish and maintain, in its name and at its expense, deposit accounts with such banks as are acceptable to CIT (the "Blocked Accounts") into which the Company shall promptly cause to be deposited: (i) all proceeds of Collateral received by the Company, including all amounts payable to the Company from credit card issuers and credit card processors, and (ii) all amounts on deposit in Depository Accounts used by the Company at each of its locations, all as further provided in Paragraph 3.4(a) above. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to CIT (the "Blocked Account Agreements"), providing that all cash, checks and items received or deposited in the Blocked Accounts are the property of CIT, that the depository bank has no lien upon, or right of set off against, the Blocked Accounts and any cash, checks, items, wires or other funds from time to

21
[RETURN TO TABLE OF CONTENTS]

time on deposit therein, except as otherwise provided in the Blocked Account Agreements, and that automatically, on a daily basis the depository bank will wire, or otherwise transfer, in immediately available funds, all funds received or deposited into the Blocked Accounts to such bank account as CIT may from time to time designate for such purpose. The Company hereby confirms and agrees that all amounts deposited in such Blocked Accounts and any other funds received and collected by CIT, whether as proceeds of Inventory or other Collateral or otherwise, shall be the property of CIT.

3.5  The Company agrees to notify CIT: (a) of any matters affecting the value, enforceability or collectibility of any Account and of all customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods, and of any adverse effect in the value of its Inventory, in its weekly and monthly collateral reports (as applicable) provided to CIT hereunder, in such detail and format as CIT may reasonably require from time to time and (b) promptly of any such matters which are material, as a whole, to the Accounts and/or the Inventory. The Company agrees to issue credit memoranda promptly (with duplicates to CIT upon request after the occurrence of an Event of Default) upon accepting returns or granting allowances. Upon the occurrence of an Event of Default (which is not waived in writing by CIT) and on notice from CIT, the Company agrees that all returned, reclaimed or repossessed merchandise or goods shall be set aside by the Company, marked with CIT’s name (as secured party) and held by the Company for CIT’s account.

3.6  CIT shall maintain a Revolving Loan Account on its books in which the Company will be charged with all loans and advances made by CIT to it or for its account, and with any other Obligations, including any and all costs, expenses and reasonable attorney’s fees which CIT may incur in connection with the exercise by or for CIT of any of the rights or powers herein conferred upon CIT, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of CIT in connection with this Financing Agreement, the other Loan Documents or the Collateral assigned hereunder, or any Obligations owing by the Company. The Company will be credited with all amounts received by CIT from the Company or from others for the Company’s account, including, as above set forth, all amounts received by CIT in payment of Accounts, and such amounts will be applied to payment of the Obligations as set forth herein. In no event shall prior recourse to any Accounts or other security granted to or by the Company be a prerequisite to CIT’s right to demand payment of any Obligation. Further, it is understood that CIT shall have no obligation whatsoever to perform in any respect any of the Company’s contracts or obligations relating to the Accounts.

3.7  After the end of each month, CIT shall promptly send the Company a statement showing the accounting for the charges, loans, advances and other transactions occurring between CIT and the Company during that month. The monthly statements shall be deemed correct and binding upon the Company and shall constitute an account stated between the Company and CIT unless CIT receives a written statement of the exceptions within thirty (30) days of the date of the monthly statement.

22
[RETURN TO TABLE OF CONTENTS]

3.8   In the event that any requested advance exceeds Availability or that (a) the sum of (i) the outstanding balance of Revolving Loans and (ii) outstanding balance of Letters of Credit exceeds (b)(x) the Borrowing Base or (y) the Revolving Line of Credit, any such nonconsensual Overadvance shall be due and payable to CIT immediately upon CIT’s demand therefor.

SECTION 4. Intentionally Omitted

SECTION 5. Letters of Credit

In order to assist the Company in establishing or opening Letters of Credit with an Issuing Bank, the Company has requested CIT to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of the Letters of Credit Guaranty, thereby lending CIT’s credit to the Company and CIT has agreed to do so. These arrangements shall be handled by CIT subject to the terms and conditions set forth below.

5.1  Within the Revolving Line of Credit and Availability, CIT shall assist the Company in obtaining Letter(s) of Credit in an amount not to exceed the outstanding amount of the Letter of Credit Sub-Line. CIT’s assistance for amounts in excess of the limitation set forth herein shall at all times and in all respects be in CIT’s sole discretion. It is understood that the term, form and purpose of each Letter of Credit and all documentation in connection therewith, and any amendments, modifications or extensions thereof, must be mutually acceptable to CIT, the Issuing Bank and the Company, provided that Letters of Credit shall not be used for the purchase of domestic Inventory or to secure present or future debt of domestic Inventory suppliers. Any and all outstanding Letters of Credit shall be reserved dollar for dollar from Availability as an Availability Reserve.

5.2  CIT shall have the right, without notice to the Company, to charge the Company’s Revolving Loan Account with the amount of any and all indebtedness, liability or obligation of any kind incurred by CIT under the Letters of Credit Guaranty at the earlier of (a) payment by CIT under the Letters of Credit Guaranty; or (b) the occurrence of an Event of Default. Any amount charged to Company’s Revolving Loan Account shall be deemed a Revolving Loan hereunder and shall incur interest at the rate provided in Paragraph 8.1 of Section 8 of this Financing Agreement; provided, however, that if a Letter of Credit terminates and has not been drawn, any such amount shall be credited to Company’s Revolving Loan Account.

5.3  The Company unconditionally indemnifies CIT and holds CIT harmless from any and all loss, claim or liability incurred by CIT arising from any transactions or occurrences relating to Letters of Credit established or opened for the Company’s account, the collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any errors, omissions, negligence, misconduct or action taken by any Issuing Bank, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct by CIT under the Letters of Credit Guaranty. This indemnity shall survive termination of this Financing Agreement. The Company agrees that any charges incurred by CIT for the Company account by the

23
[RETURN TO TABLE OF CONTENTS]

Issuing Bank shall be conclusive on CIT and may be charged to the Company’s Revolving Loan Account.

5.4  CIT shall not be responsible for: (a) the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; (b) any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; (c) the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (d) the time, place, manner or order in which shipment is made; partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; (e) any deviation from instructions; (f) delay, default, or fraud by the shipper and/or anyone else in connection with the goods or the shipping thereof; or (g) any breach of contract between the shipper or vendors and the Company.

5.5  The Company agrees that any action taken by CIT, if taken in good faith, or any action taken by any Issuing Bank, under or in connection with the Letters of Credit, the Letter of Credit Guarantees, the drafts or acceptances, or the Collateral, shall be binding on the Company and shall not result in any liability whatsoever of CIT to the Company. In furtherance thereof, CIT shall have the full right and authority: (a) clear and resolve any questions of non–compliance of documents; (b) give any instructions as to acceptance or rejection of any documents or goods; (c) execute any and all steamship or airways guaranties (and applications therefore), indemnities or delivery orders; (d) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and (e) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in CIT’s sole name. The Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from CIT, all without any notice to or any consent from the Company. Notwithstanding any prior course of conduct or dealing with respect to the foregoing including amendments and non-compliance with documents and/or the Company’s instructions with respect thereto, CIT may exercise its rights hereunder in its sole and reasonable business judgement. In addition, without CIT’s express consent and endorsement in writing, the Company agrees: (a) not to execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and (b) after the occurrence of an Event of Default which is not cured within any applicable grace period, if any, or waived by CIT, not to (i) clear and resolve any questions of non–compliance of documents, or (ii) give any instructions as to acceptances or rejection of any documents or goods.

5.6  The Company agrees that: (a) any necessary import, export or other licenses or certificates for the import or handling of the Collateral will have been promptly procured; (b) all

24
[RETURN TO TABLE OF CONTENTS]

foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral, or the financing thereof will have been promptly and fully complied with; and (c) any certificates in that regard that CIT may at any time request will be promptly furnished. In connection herewith, the Company warrants and represents that all shipments made under any such Letters of Credit are in accordance with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations. The Company assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign Taxes, duties, or levies. Any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Company’s risk, liability and responsibility.

5.7  Upon any payments made to the Issuing Bank under the Letter of Credit Guaranty, CIT shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Company to the Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to CIT and apply in all respects to CIT and shall be in addition to any rights, remedies, duties or obligations contained herein.

SECTION 6  Collateral

6.1  As security for the prompt payment in full of all Obligations, the Company hereby pledges and grants to CIT a continuing general lien upon, and security interest in, all of its:

(a)	Accounts;
(b)	Inventory;
(c)	General Intangibles;
(d)	Documents of Title;
(e)	Other Collateral;
(f)	Equipment; and
(g)	Real Estate.

6.2  The security interests granted hereunder shall extend and attach to:

(a)  All Collateral which is owned by the Company or in which the Company has any interest, whether held by the Company or others for its account, and, if any Collateral is Equipment, whether the Company’s interest in such Equipment is as owner, finance lessee or conditional vendee;

(b)  All Equipment, whether the same constitutes personal property or fixtures, including, but without limiting the generality of the foregoing, all dies, jigs, tools, benches, molds, tables, accretions, component parts thereof and additions thereto, as well as all accessories, motors, engines and auxiliary parts used in connection with, or attached to, the Equipment; and

25
[RETURN TO TABLE OF CONTENTS]

(c)  All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either CIT or the Company from the Company’s customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by the Company, or to the sale, promotion or shipment thereof.

6.3  The Company agrees to safeguard, protect and hold all Inventory for CIT’s account and make no disposition thereof except in the ordinary course of its business of the Company, as herein provided. The Company represents and warrants that Inventory will be sold and shipped by the Company to its customers only in the ordinary course of the Company’s business, and then only on open account and on terms currently being extended by the Company to its customers, provided that, absent the prior written consent of CIT, the Company shall not sell Inventory on a consignment basis nor retain any lien or security interest in any sold Inventory. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, Trade Accounts Receivable, documents of title, shipping documents, chattel paper and all other cash and non–cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, CIT shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. The Company hereby agrees to immediately forward any and all proceeds of Collateral to the Depository Account, and to hold any such proceeds (including any notes and instruments), in trust for CIT pending delivery to CIT. Irrespective of CIT’s perfection status in any and all of the General Intangibles, including, without limitations, any Patents, Trademarks, Copyrights or licenses with respect thereto, the Company hereby irrevocably grants CIT a royalty free license to sell, or otherwise dispose of or transfer, in accordance with Paragraph 10.3 of Section 10 of this Financing Agreement, and the applicable terms hereof, any of the Inventory upon the occurrence of an Event of Default which has not been waived in writing by CIT.

6.4  The Company agrees at its own cost and expense to keep the Equipment in as good and substantial repair and condition as the same is now or at the time the lien and security interest granted herein shall attach thereto, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary. The Company also agrees to safeguard, protect and hold all Equipment in accordance with the terms hereof and subject to CIT’s security interest. Absent CIT’s prior written consent, any sale, exchange or other disposition of any Equipment shall be made by the Company in the ordinary course of business and as set forth herein. The Company may, in the ordinary course of its business, sell, exchange or otherwise dispose of obsolete or surplus Equipment provided, however, that: (a) the then value of the Equipment so disposed of in any Fiscal Year does not exceed $250,000 in the aggregate; and (b) the proceeds of any such sales or dispositions shall be held in trust by the Company for CIT and shall be immediately delivered to CIT by deposit to the Depository Account, except that the Company may retain and use such proceeds to purchase forthwith replacement Equipment which the Company determines in its reasonable judgment to have a collateral value at least equal to the Equipment so disposed of or sold; provided, however, that the aforesaid right shall automatically cease upon the occurrence of a Default or an Event of Default

26
[RETURN TO TABLE OF CONTENTS]

which is not waived in writing by CIT. Upon the sale, exchange, or other disposition of the Equipment, as herein provided, the security interest provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, Accounts, documents of title, shipping documents, chattel paper and all other cash and non–cash proceeds of such sales, exchange or disposition. As to any such sale, exchange or other disposition, CIT shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.

6.5  The rights and security interests granted to CIT hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the Revolving Loan Account may from time to time be temporarily in a credit position, until the final payment in full to CIT of all Obligations and the termination of this Financing Agreement. Any delay, or omission by CIT to exercise any right hereunder shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver shall be in writing and signed by CIT. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

6.6  Notwithstanding CIT’s security interest in the Collateral and to the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, CIT shall have the right in its sole discretion to determine which rights, liens, security interests or remedies CIT shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of CIT’s rights hereunder.

6.7  Any balances to the credit of the Company and any other property or assets of the Company in the possession or control of CIT may be held by CIT as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The liens and security interests granted herein, and any other lien or security interest CIT may have in any other assets of the Company, shall secure payment and performance of all now existing and future Obligations. CIT may in its discretion charge any or all of the Obligations to the Revolving Loan Account when due.

6.8  The Company possesses all General Intangibles and rights thereto necessary to conduct its business as conducted as of the Closing Date and the Company shall maintain its rights in, and the value of, the foregoing in the ordinary course of its business, including, without limitation, by making timely payment with respect to any applicable licensed rights. The Company shall deliver to CIT, and/or shall cause the appropriate party to deliver to CIT, from time to time such pledge or security agreements with respect to General Intangibles (now or hereafter acquired) of the Company and its subsidiaries as CIT shall require to obtain valid first liens thereon. In furtherance of the foregoing, the Company shall provide timely notice to CIT of any additional Patents, Trademarks, tradenames, service marks, Copyrights, brand names, trade names, logos and other trade designations acquired or applied for subsequent to the Closing Date and the Company shall execute such documentation as CIT may reasonably require to obtain and perfect its lien thereon. The

27
[RETURN TO TABLE OF CONTENTS]

Company hereby confirms that it shall deliver, or cause to be delivered, any pledged stock issued subsequent to the Closing Date to CIT in accordance with the applicable terms of the Pledge Agreement and prior to such delivery, shall hold any such stock in trust for CIT. The Company hereby irrevocably grants to CIT a royalty-free, non-exclusive license in the General Intangibles, including tradenames, Trademarks, Copyrights, Patents, licenses, and any other proprietary and intellectual property rights and any and all right, title and interest in any of the foregoing, for the sole purpose, upon the occurrence of an Event of Default, of the right to: (i)advertise for sale and sell or transfer any Inventory bearing any of the General Intangibles, and (ii) make, assemble, prepare for sale or complete, or cause others to do so, any applicable raw materials or Inventory bearing any of the General Intangibles, including use of the Equipment and Real Estate for the purpose of completing the manufacture of unfinished goods, raw materials or work-in-process comprising Inventory, and apply the proceeds thereof to the Obligations hereunder, all as further set forth in this Financing Agreement and irrespective of CIT’s lien and perfection in any General Intangibles.

6.9  This Financing Agreement and the obligation of the Company to perform all of its covenants and obligations hereunder are further secured by mortgage(s), deed(s) of trust or assignment(s) on the Real Estate.

SECTION 7.   Representations, Warranties and Covenants

7.1  The Company hereby warrants, represents and covenants that: (a) the fair value of the Total Assets exceeds the book value of the Total Liabilities; (b) the Company is generally able to pay its debts as they become due and payable; (c) the Company does not have unreasonably small capital to carry on its business as it is currently conducted absent extraordinary and unforeseen circumstances. The Company further warrants and represents that: (i) Schedule 1 hereto correctly and completely sets forth the Company’s (A) chief executive office, (B) Collateral locations, (C) tradenames , and (D) all the other information listed on said Schedule; (ii) except for the Permitted Encumbrances, after filing of financing statements in the applicable filing clerks office at the locations set forth in Schedule 1, this Financing Agreement creates a valid, perfected and first priority security interest in the Collateral and the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral; (iii) except for the Permitted Encumbrances, the Company is, or will be, at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of others; (iv) the Company will, at its expense, forever warrant and, at CIT’s request, defend the same from any and all claims and demands of any other person other than a holder of a Permitted Encumbrance; (v) the Company will not grant, create or permit to exist, any lien upon, or security interest in, the Collateral, or any proceeds thereof, in favor of any other person other than the holders of the Permitted Encumbrances; and that the Equipment does not comprise a part of the Inventory of the Company; and (vi) the Equipment is and will only be used by the Company in its business and will not be held for sale or lease, or removed from its premises, or otherwise disposed of by the Company except as otherwise permitted in this Financing Agreement; (d) that all Inventory produced and shipped by Key Tronic Shanghai Computer Peripherals (other than Inventory purchased by Hewlett Packard) is owned by

28
[RETURN TO TABLE OF CONTENTS]

the Company and (e) since the Company was not able to obtain a letter agreement with Qualcomm Inc. referenced in Section 2.1 (bb) above, the Company has represented and continues to represent that it will not incur any new accounts payable to Qualcomm Inc. until such letter agreement has been executed by Qualcomm and delivered to CIT in form and substance satisfactory to CIT.

7.2  The Company agrees to maintain books and records pertaining to the Collateral in accordance with GAAP and in such additional detail, form and scope as CIT shall reasonably require. The Company agrees that CIT or its agents may enter upon the Company’s premises at any time during normal business hours, and from time to time in its reasonable business judgement, for the purpose of inspecting the Collateral and any and all records pertaining thereto. The Company shall pay all costs associated with any such audits at the rate of $750 per day per auditor plus reasonable Out-of-Pocket Expenses. The Company agrees to afford CIT thirty (30) days prior written notice of any change in the location of any Collateral, other than to locations, that as of the Closing Date, are known to CIT and at which CIT has filed financing statements and otherwise fully perfected its liens thereon. The Company is also to advise CIT promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or on the security interests granted to CIT therein.

7.3  The Company agrees to execute and deliver to CIT, from time to time, solely for CIT’s convenience in maintaining a record of the Collateral, such written statements, and schedules as CIT may reasonably require, designating, identifying or describing the Collateral. The Company’s failure, however, to promptly give CIT such statements, or schedules shall not affect, diminish, modify or otherwise limit CIT’s security interests in the Collateral. The Company further agrees to provide CIT, on request, with an appraisal of the Inventory which appraisal shall be at the Company’s expense and otherwise acceptable to CIT. Notwithstanding the foregoing, (i) so long as there exists no Event of Default, the Company shall only be required to provide CIT with an annual desktop appraisal on the Eligible Inventory and (ii) so long as there exists no Event of Default and the Company maintains at all times not less than $4,000,000 in Availability, after the first anniversary date the Company shall not be required to provide CIT with the otherwise applicable appraisal of the Eligible Inventory.

7.4  The Company agrees to comply with the requirements of all state and federal laws in order to grant to CIT valid and perfected first security interests in the Collateral, subject only to the Permitted Encumbrances. CIT is hereby authorized by the Company to file (including pursuant to the applicable terms of the UCC) from time to time any financing statements, continuations or amendments covering the Collateral. The Company hereby consents to and ratifies any and all execution and/or filing of financing statements on or prior to the Closing Date by CIT. The Company agrees to do whatever CIT may reasonably request, from time to time, by way of: (a) filing notices of liens, financing statements, amendments, renewals and continuations thereof; (b) cooperating with CIT’s agents and employees; (c) keeping Collateral records; (d) transferring proceeds of Collateral to CIT’s possession; and (e) performing such further acts as CIT may reasonably require in order to effect the purposes of this Financing Agreement , including but not limited to obtaining control agreements with respect to deposit accounts and/or Investment Property.

29
[RETURN TO TABLE OF CONTENTS]

7.5  (a)   The Company agrees to maintain insurance on the Real Estate, Equipment and Inventory under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to CIT. All policies covering the Real Estate, Equipment and Inventory are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CIT, to be made payable to CIT, in case of loss, under a standard non–contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as CIT may require to fully protect CIT’s interest in the Real Estate, Inventory and Equipment and to any payments to be made under such policies. All original policies or true copies thereof are to be delivered to CIT, premium prepaid, with the loss payable endorsement in CIT’s favor, and shall provide for not less than thirty (30) days prior written notice to CIT of the exercise of any right of cancellation. At the Company’s request, or if the Company fails to maintain such insurance, CIT may arrange for such insurance, but at the Company’s expense and without any responsibility on CIT’s part for: (i) obtaining the insurance; (ii) the solvency of the insurance companies; (iii) the adequacy of the coverage; or (iv) the collection of claims. Upon the occurrence of an Event of Default which is not waived in writing by CIT, CIT shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CIT, have the sole right, in the name of CIT or the Company, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

(b)	(i) In the event of any loss or damage by fire or other casualty, insurance proceeds relating to Inventory shall first reduce the Company’s Revolving Loan, then any other Obligations. Upon the occurrence of a Default or Event of default, CIT may apply Insurance Proceeds to the Obligations in such manner as it may deem advisable in its sole discretion;

(ii) In the event any part of the Company’s Real Estate or Equipment is damaged by fire or other casualty and the Insurance Proceeds for such damage or other casualty is less than or equal to $100,000.00, CIT shall promptly apply such Proceeds to reduce the Company’s outstanding balance in the Revolving Loan Account. Upon the occurrence of a Default or Event of default, CIT may apply Insurance Proceeds to the Obligations in such manner as it may deem advisable in its sole discretion;

(iii) Absent the occurrence of an Event of Default, and provided that (x) the Company has sufficient business interruption insurance to replace the lost profits of any of the Company’s facilities, and (y) the Insurance Proceeds are in excess of $100,000.00, the Company may elect (by delivering written notice to CIT) to replace, repair or restore such Real Estate or Equipment to substantially the equivalent condition prior to such fire or other casualty as set forth herein. If the Company does not, or cannot, elect to use the Insurance Proceeds as set forth above, the Company may use up to 50% of such proceeds for working capital purposes and CIT may, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CIT, apply the remainder of the

30
[RETURN TO TABLE OF CONTENTS]

Insurance Proceeds to the payment of the Obligations in such manner and in such order as CIT may reasonably elect; and

(iv)  If the Company elects to use the Insurance Proceeds for the repair, replacement or restoration of any Real Estate and/or Equipment, and there is then no Event of Default (x) Insurance Proceeds for any loss in excess of $100,000.00 on Equipment and/or Real Estate will be applied to the reduction of the Revolving Loans and (y) CIT may set up an Availability Reserve in an amount equal to said Insurance Proceeds. The Availability Reserve will be reduced dollar–for–dollar upon receipt of non–cancelable executed purchase orders, delivery receipts or contracts for the replacement, repair or restoration of Equipment and/or the Real Estate and disbursements in connection therewith. Prior to the commencement of any material restoration, repair or replacement of Real Estate, the Company shall provide CIT with a restoration plan and a total budget certified by an independent third party experienced in construction costing. If there are insufficient Insurance Proceeds to cover the cost of restoration as so determined, the Company shall be responsible for the amount of any such insufficiency, prior to the commencement of restoration and shall demonstrate evidence of such before the Availability Reserve will be reduced. Completion of restoration shall be evidenced by a final, unqualified certification of the design architect employed, if any; an unconditional Certificate of Occupancy, if applicable; such other certification as may be required by law; or if none of the above is applicable, a written good faith determination of completion by the Company (herein collectively the "Completion"). Upon Completion, any remaining Availability Reserve as established hereunder will be automatically released.

(c)  In the event the Company fails to provide CIT with timely evidence, acceptable to CIT, of its maintenance of insurance coverage required pursuant to paragraph 7.5(a) above, CIT may purchase, at the Company’s expense, insurance to protect CIT’s interests in the Collateral. The insurance acquired by CIT may, but need not, protect the Company’s interest in the Collateral, and therefore such insurance may not pay claims which the Company may have with respect to the Collateral or pay any claim which may be made against the Company in connection with the Collateral. In the event CIT purchases, obtains or acquires insurance covering all or any portion of the Collateral, the Company shall be responsible for all of the applicable costs of such insurance, including premiums, interest (at the applicable JP Morgan Chase Bank Rate for Revolving Loans set forth in paragraph 8.1 of Section 8 hereof), fees and any other charges with respect thereto, until the effective date of the cancellation or the expiration of such insurance. CIT may charge all of such premiums, fees, costs, interest and other charges to the Company’s Revolving Loan Account. The Company hereby acknowledges that the costs of the premiums of any insurance acquired by CIT may exceed the costs of insurance which the Company may be able to purchase on its own. In the event that CIT purchases such insurance, CIT will notify the Company of said purchase within thirty (30) days of the date of such purchase. If, within thirty (30) days of the date of such notice, the Company provides CIT with proof that the Company had the insurance coverage required pursuant to 7.5(a) above (in form and substance satisfactory to CIT) as of the date on which CIT purchased insurance and the Company continued at all times to have such insurance, then CIT agrees to cancel the insurance purchased by CIT and credit the Company’s Revolving Loan Account with the amount of all costs, interest and other

31
[RETURN TO TABLE OF CONTENTS]

charges associated with any insurance purchased by CIT, including with any amounts previously charged to the Revolving Loan Account.

7.6  The Company agrees to pay, when due, all Taxes, including sales taxes, assessments, claims and other charges lawfully levied or assessed upon the Company or the Collateral unless such Taxes are being diligently contested in good faith by the Company by appropriate proceedings and adequate reserves are established in accordance with GAAP. Notwithstanding the foregoing, if any lien shall be filed or claimed thereunder (a) for Taxes due the United States of America, or (b) which in CIT’s opinion might create a valid obligation having priority over the rights granted to CIT herein (exclusive of Real Estate), such lien shall not be deemed to be a Permitted Encumbrance hereunder and the Company shall immediately pay such tax and remove the lien of record. If the Company fails to do so promptly, then at CIT’s election, CIT may (i) create an Availability Reserve in such amount as it may deem appropriate in its business judgement, or (ii) upon the occurrence of a Default or Event of Default, imminent risk of seizure, filing of any priority lien, forfeiture, or sale of the Collateral, pay Taxes on the Company’s behalf, and the amount thereof shall be an Obligation secured hereby and due on demand.

7.7  The Company: (a) agrees to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the business or operations of the Company, provided that the Company may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in CIT’s reasonable opinion, materially and adversely effect CIT’s rights or priority in the Collateral; (b) agrees to comply with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future, applicable to the Collateral, the ownership and/or use of its real property and operation of its business, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the business of the Company; and (c) shall not be deemed to have breached any provision of this Paragraph 7.7 if (i) the failure to comply with the requirements of this Paragraph 7.7 resulted from good faith error or innocent omission, (ii) the Company promptly commences and diligently pursues a cure of such breach, and (iii) such failure is cured within (30) days following the Company’s receipt of notice of such failure, or if such cannot in good faith be cured within thirty (30) days, then such breach is cured within a reasonable time frame based upon the extent and nature of the breach and the necessary remediation, and in conformity with any applicable consent order, consensual agreement and applicable law.

7.8  Until termination of this Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Company agrees that, unless CIT shall have otherwise consented in writing, the Company will furnish to CIT: (a) within ninety (90) days after the end of each Fiscal Year of the Company, an audited Consolidated Balance Sheet, with a Consolidating Balance Sheet attached thereto, as at the close of such year, and statements of profit and loss, cash flow and reconciliation of surplus of the Company and its consolidated subsidiaries for such year, audited by independent public accountants selected by the Company and satisfactory to CIT; (b) within forty

32
[RETURN TO TABLE OF CONTENTS]

five (45) days after the end of each Fiscal Quarter a Consolidated Balance Sheet and Consolidating Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of the Company and its consolidated subsidiaries, certified by an authorized financial or accounting officer of the Company; (c) within thirty (30) days after the end of each month a Consolidated Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of the Company and all subsidiaries for such period, certified by an authorized financial or accounting officer of the Company; and (d) from time to time, such further information regarding the business affairs and financial condition of the Company and its consolidated subsidiaries as CIT may reasonably request, including, without limitation (i) the accountant’s management practice letter and (ii) annual cash flow projections in form satisfactory to CIT. Each financial statement which the Company is required to submit hereunder must be accompanied by an officer’s certificate, signed by the President, Vice President, Controller, or Treasurer, pursuant to which any one such officer must certify that: (x) the financial statement(s) fairly and accurately represent(s) the Company’s financial condition at the end of the particular accounting period, as well as the Company’s operating results during such accounting period, subject to year–end audit adjustments; and (y) during the particular accounting period: (A) there has been no Default or Event of Default under this Financing Agreement, provided, however, that if any such officer has knowledge that any such Default or Event of Default, has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer’s certificate; (B) the Company has not received any notice of cancellation with respect to its property insurance policies; (C) the Company has not received any notice that could result in a material adverse effect on the value of the Collateral taken as a whole; and (D) the exhibits attached to such financial statement(s) constitute detailed calculations showing compliance with all financial covenants contained in this Financing Agreement.

7.9  The Company shall deliver to CIT within 30 days after the Closing Date, guaranties and security agreements executed by the Guarantors, in form and substance acceptable to CIT, guaranteeing all present and future Obligations of the Company.

7.10  Until termination of the Financing Agreement and payment and satisfaction of all Obligations hereunder, the Company agrees that, without the prior written consent of CIT, except as otherwise herein provided, the Company will not:

(a)	Mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment, (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of the Company’s Collateral or any other assets, whether now owned or hereafter acquired, except for the Permitted Encumbrances;

(b)	Incur or create any Indebtedness other than the Permitted Indebtedness;

(c)	Sell, lease, assign, transfer or otherwise dispose of (i) Collateral, except (x) that so long as no Event of Default exists, the Company may sell its real estate with CIT’s prior written consent and the Company may retain up to twenty-five percent (25%)

33
[RETURN TO TABLE OF CONTENTS]

of the net proceeds of such sale for working capital purposes, so long as (A) the Company’s EBITDA at the time of such sale is one hundred fifteen percent (115%) of the financial covenant required in Section 7.11(b) for the next applicable measuring date, through and including June 29, 2002 and (B) the Company’s Fixed Charge Coverage Ratio is one hundred fifteen percent (115%) of the financial covenant required in Section 7.11(c) if such sale occurs at any time after June 29, 2002 and regardless of when such sale occurs all remaining proceeds are remitted directly to CIT (and CIT shall use its portion of the proceeds to either, in CIT’s discretion, pay down the Revolving Loans and create an Availability Reserve with respect to advances on Eligible Inventory equal to 75% of the above referenced net proceeds or institute a permanent reduction of the Revolving Line of Credit equal to the amount of such Revolving Loan pay down) and (y) as otherwise specifically permitted by this Financing Agreement, or (ii) either all or substantially all of the Company’s assets, which do not constitute Collateral;

(d)	Merge, consolidate or otherwise alter or modify its corporate name, principal place of business, structure, or existence, re-incorporate or re-organize, or enter into or engage in any operation or activity materially different from that presently being conducted by the Company, except that the Company may change its corporate name or address; provided that: (i) the Company shall give CIT thirty (30) days prior written notice thereof and (ii) the Company shall execute and deliver, prior to or simultaneously with any such action, any and all documents and agreements requested by CIT to confirm the continuation and preservation of all security interests and liens granted to CIT hereunder;

(e)	Assume, guarantee, endorse, or otherwise become liable upon the obligations of any person, firm, entity or corporation, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; provided, that the Company may guaranty obligations of its subsidiaries in the ordinary course of its business in an amount not to exceed $100,000 in the aggregate;

(f)	Declare or pay any dividend or distributions of any kind on, or purchase, acquire, redeem or retire, any of the capital stock or equity interest, of any class whatsoever, whether now or hereafter outstanding, except that the Company may declare and pay dividends or distributions in the ordinary course of its business provided there is then no existing Default or Event of Default, and provided further that after giving effect to any such dividend or distribution the Company has at least $4,000,000 in Availability for the thirty (30) day period preceding such distribution or dividend; provided that, (x) before and after giving effect to such payment, no Default or Event of Default has occurred or would occur hereunder and (y) the Company has sufficient Working Capital to pay its debts as they come due; or

34
[RETURN TO TABLE OF CONTENTS]

(g)	Pay any management, consulting or other similar fees to any person, corporation or other entity affiliated with the Company (except reasonable directors fees in the ordinary course of business) or make any advance or loan to, or any investment in, any firm, entity, person or corporation, or purchase or acquire all or substantially all of the stock or assets of any entity, person or corporation, provided, that so long as no Event of Default exists or would exist after giving effect to such advance, the Company may make advances to (i) Key Tronic Juarez, S.A. de CV not to exceed an aggregate amount equal to $350,000 plus taxes per week, (ii) Key Tronic Reynosa, S.A. de CV not to exceed an aggregate amount equal to $250,000 plus taxes per week and (iii) Key Tronic Shanghai Computer Peripherals not to exceed an aggregate amount equal to $250,000 plus taxes per month.

7.1  Until termination of the Financing Agreement and payment and satisfaction in full of all Obligations hereunder, the Company shall do each of the following:

(a)	maintain at all times a Tangible Net Worth of not less than the amount set forth below, to be measured monthly on the dates set forth below in accordance with the methodology set forth in Exhibit A hereto:

Period	Tangible Net Worth
(i) For each month end in September, October and November, 2001	$31,797,000

(ii) For each month end in December, 2001, January, 2002 and February, 2002	$33,320,000

(iii) For each month end in March, April and May, 2002	$33,888,000

(iv) For the month end in June, 2002 and each month thereafter	$34,445,000

35
[RETURN TO TABLE OF CONTENTS]

(b)	maintain at all times EBITDA of not less than the amount set forth below for the applicable period, to be measured quarterly on a rolling basis for the applicable number of months set forth below in accordance with the methodology set forth in Exhibit A hereto:

Period	EBITDA
(i) For the Fiscal Quarter ending September 29, 2001	$708,000

(ii) For the two Fiscal Quarters ending December 29, 2001	$2,800,000

(iii) For the three Fiscal Quarters ending March 30, 2002	$4,400,000

(iv) For the four Fiscal Quarters ending June 29, 2002	$5,900,000

(c)	maintain a Fixed Charge Ratio of not less than 1.10:1 at all times after June 29, 2002, to be measured quarterly beginning September 29, 2002 and on each Fiscal Quarter thereafter.

(d)	Without the prior written consent of CIT, the Company will not:

(i)
enter into any Operating Lease if after giving effect thereto the aggregate face amount of obligations with respect to Operating Leases of the Company during any Fiscal Year would exceed $6,000,000; or

(ii)
contract for, purchase, make expenditures for, lease pursuant to a Capital Lease or otherwise incur obligations with respect to Capital Expenditures (whether subject to a security interest or otherwise) during any period below in the aggregate amount in excess of the amount set forth for such period:

(A)	$3,000,000 for the Fiscal Year ending June 30, 2002;

(B)	$3,000,000 plus fifty percent (50%) of the prior year’s excess Operating Cash Flow for each Fiscal Year ending June 30, 2003 and thereafter;

7.12  The Company agrees to advise CIT in writing of: (a) all expenditures (actual or anticipated) in excess of $150,000.00 from the budgeted amount therefor in any Fiscal Year for (i) environmental clean–up, (ii) environmental compliance or (iii) environmental testing and the impact of said expenses on the Company’s working capital; and (b) any notices the Company receives from any local, state or federal authority advising the Company of any environmental liability (real or potential) stemming from the Company’s operations, its premises, its waste disposal practices, or waste disposal sites used by the Company and to provide CIT with copies of all such notices if so required.

36
[RETURN TO TABLE OF CONTENTS]

7.13  The Company hereby agrees to indemnify and hold harmless CIT and its officers, directors, employees, attorneys and agents (each an "Indemnified Party") from, and holds each of them harmless against, any and all losses, liabilities, obligations, claims, actions, damages, costs and expenses (including attorney’s fees) and any payments made by CIT pursuant to any indemnity provided by CIT with respect to or to which any Indemnified Party could be subject insofar as such losses, liabilities, obligations, claims, actions, damages, costs, fees or expenses with respect to the Loan Documents, including without limitation those which may arise from or relate to: (a) the Depository Account, the Blocked Accounts, the lockbox and/or any other depository account and/or the agreements executed in connection therewith; and (b) any and all claims or expenses asserted against CIT as a result of any environmental pollution, hazardous material or environmental clean–up relating to the Real Estate; or any claim or expense which results from the Company’s operations (including, but not limited to, the Company’s off–site disposal practices) and use of the Real Estate, which CIT may sustain or incur (other than solely as a result of the physical actions of CIT on the Company’s premises which are determined to constitute gross negligence or willful misconduct by a court of competent jurisdiction), all whether through the alleged or actual negligence of such person or otherwise, except and to the extent that the same results solely and directly from the gross negligence or willful misconduct of such Indemnified Party as finally determined by a court of competent jurisdiction. The Company hereby agrees that this indemnity shall survive termination of this Financing Agreement, as well as payments of Obligations which may be due hereunder. CIT may, in its sole business judgement, establish such Availability Reserves with respect thereto as it may deem advisable under the circumstances and, upon any termination hereof, hold such reserves as cash reserves for any such contingent liabilities.

7.14  Without the prior written consent of CIT (such consent to be given in CIT’s discretion, reasonably exercised), the Company agrees that it will not enter into any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property with any subsidiary or affiliate of the Company, provided that, except as otherwise set forth in this Financing Agreement, the Company may enter into sale and service transactions in the ordinary course of its business and pursuant to the reasonable requirements of the Company, and upon standard terms and conditions and fair and reasonable terms, no less favorable to the Company than the Company could obtain in a comparable arms length transaction with an unrelated third party, provided further that no Default or Event of Default exists or will occur hereunder prior to and after giving effect to any such transaction.

7.15  The Company agrees that it will obtain tri party agreements with any account debtor that CIT may reasonably request from time to time in form and substance substantially similar to those required in Section 2.1(bb) above and otherwise satisfactory to CIT.

7.16  The Company agrees that it will provide CIT with copies of UCC financing statements within 60 days of the Closing Date reflecting that Gelco Corporation has limited the collateral described in any financing statements filed against the Company to equipment leased to the Company by Gelco Corporation and proceeds thereof.

37
[RETURN TO TABLE OF CONTENTS]

SECTION 8.  Interest, Fees and Expenses

8.1  (a)  Interest on the Revolving Loans shall be payable monthly as of the end of each month, and shall bear interest at an amount per annum equal to the JP Morgan Chase Bank Rate plus the Applicable Margin on the average of the net balances owing by the Company to CIT in the Revolving Loan Account at the close of each day during such month. The Applicable Margin shall be calculated quarterly after the date 12 months from the Closing Date, and shall be calculated based on the EBITDA for the prior four quarters. In the event of any change in said JP Morgan Chase Bank Rate, the rate hereunder shall change, as of the date of such change to maintain the Applicable Margin. The interest rate hereunder shall be calculated based on a 360–day year. CIT shall be entitled to charge the Company’s Revolving Loan Account at the rate provided for herein when due until all Obligations have been paid in full.

(b)	Notwithstanding any provision to the contrary contained in this section 8, in the event that the sum of (i) the outstanding Revolving Loans and (ii) the outstanding Letters of Credit exceed the lesser of either (x) the maximum aggregate amount available under Sections 3 and 5 of this Financing Agreement or (y) the Revolving Line of Credit: (A) as a result of Revolving Loans advanced by CIT at the request of the Company (herein "Requested Overadvances"), for any one (1) or more days in any month or (B) for any other reason whatsoever (herein "Other Overadvances") and such Other Overadvances continue for five (5) or more days in any month, the average net balance of all Revolving Loans for such month shall bear interest at the Overadvance Rate. Upon and after the occurrence of an Event of Default and the giving of any required notice by CIT in accordance with the provisions of Section 10, Paragraph 10.2 hereof, all Obligations shall bear interest at the Default Rate of Interest.

8.2  Intentionally Omitted

8.3  In consideration of the Letter of Credit Guaranty of CIT, the Company shall pay CIT the Letter of Credit Guaranty Fee which shall be an amount equal to (a) two percent 2.0%) on the face amount of each documentary Letter of Credit payable upon issuance thereof and (b) two percent (2.0%) per annum, payable monthly, on the face amount of each standby Letter of Credit less the amount of any and all amounts previously drawn under such standby Letter of Credit.

8.4  Any and all charges, fees, commissions, costs and expenses charged to CIT for the Company’s account by any Issuing Bank in connection with, or arising out of, Letters of Credit or out of transactions relating thereto will be charged to the Revolving Loan Account in full when charged to, or paid by CIT, or as may be due upon any termination of this Financing Agreement hereof, and when made by any such Issuing Bank shall be conclusive on CIT.

8.5  The Company shall reimburse or pay CIT, as the case may be, for: (a) all Out–of–Pocket Expenses and (b) any applicable Documentation Fee.

38
[RETURN TO TABLE OF CONTENTS]

8.6  Upon the last Business Day of each month, commencing on September 30, 2001, the Company shall pay to CIT (i) the Line of Credit Fee, and (ii) interest on the Collection Days. Interest will be computed at the rate, and in the manner, set forth in Paragraph 8.1 of this Financing Agreement.

8.7  To induce CIT to enter into this Financing Agreement and to extend to the Company the Revolving Loan and Letters of Credit Guaranties, the Company shall pay to CIT a closing fee in the amount of $250,000 fully due and payable upon execution of this Financing Agreement. The Commitment Fee, together with a good faith deposit in an amount equal to $50,000, less outside costs and expenses incurred by CIT in connection with the preparation, execution and closing of this credit facility, shall be credited toward the closing fee upon consummation of this financing transaction on the Closing Date.

8.8  On the Closing Date and each anniversary of the Closing Date thereafter, the Company shall pay to CIT the Administrative Management Fee, which shall be deemed fully earned when paid.

8.9  The Company shall pay CIT’s standard charges and fees for CIT’s personnel used by CIT for reviewing the books and records of the Company and for verifying, testing, protecting, safeguarding, preserving or disposing of all or any part of the Collateral (which fees shall be in addition to the Administrative Management Fee and any Out-of-Pocket Expenses).

8.10  The Company hereby authorizes CIT to charge the Revolving Loan Account with the amount of all payments due hereunder as such payments become due. The Company confirms that any charges which CIT may so make to the Revolving Loan Account as herein provided will be made as an accommodation to the Company and solely at CIT’s discretion.

8.11  In the event that CIT or any participant hereunder (or any financial institution which may from time to time become a participant or lender hereunder) shall have determined in the exercise of its reasonable business judgement, that subsequent to the Closing Date, any change in applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof, or compliance by CIT or such participant with any new request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on CIT’s or such participant’s capital as a consequence of its obligations hereunder to a level below that which CIT or such participant could have achieved but for such adoption, change or compliance (taking into consideration CIT or such participant’s policies with respect to capital adequacy) by an amount reasonably deemed by CIT or such participant to be material, then, from time to time, the Company shall pay no later than five (5) days following demand to CIT or such participant such additional amount or amounts as will compensate CIT or such participant for such reduction. In determining such amount or amounts, CIT or such participant may use any reasonable averaging or attribution methods. The protection of this Paragraph 8.11 shall be available to CIT

39
[RETURN TO TABLE OF CONTENTS]

or such participant regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition. A certificate of CIT or such participant setting forth such amount or amounts as shall be necessary to compensate CIT or such participant with respect to this Section 8 and the calculation thereof when delivered to the Company shall be conclusive on the Company absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event CIT or such participant has exercised its rights pursuant to this paragraph, and subsequent thereto determines that the additional amounts paid by the Company in whole or in part exceed the amount which CIT or such participant actually required to be made whole, the excess, if any, shall be returned to the Company by CIT or such participant.

8.12.  In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by CIT or such participant with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

(a)	subject CIT or such participant to any tax of any kind whatsoever with respect to this Financing Agreement or change the basis of taxation of payments to CIT or such participant of principal, fees, interest or any other amount payable hereunder or under any other documents (except for changes in the rate of tax on the overall net income of CIT or such participant by the federal government or the jurisdiction in which it maintains its principal office);

(b)	impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by CIT or such participant by reason of or in respect to this Financing Agreement and the Loan Documents, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

(c)	impose on CIT or such participant any other condition with respect to this Financing Agreement or any other document, and the result of any of the foregoing is to increase the cost to CIT or such participant of making, renewing or maintaining its loans hereunder by an amount that CIT or such participant deems to be material in the exercise of its reasonable business judgement or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the loans by an amount that CIT or such participant deems to be material in the exercise of its reasonable business judgement, then, in any case the Company shall pay CIT or such participant, within five (5) days following its demand, such additional cost or such reduction, as the case may be. CIT or such participant shall certify the amount of such additional cost or reduced amount to the Company and the calculation thereof and such certification shall be conclusive upon the Company absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event CIT or such participant has exercised its rights pursuant to this paragraph, and subsequent thereto determine that the additional amounts paid by the Company in whole or in part exceed the amount

40
[RETURN TO TABLE OF CONTENTS]

which CIT or such participant actually required pursuant hereto, the excess, if any, shall be returned to the Company by CIT or such participant.

8.13  For purposes of this Financing Agreement and Section 8 thereof, any reference to CIT shall include any financial institution which may become a participant or co-lender subsequent to the Closing Date.

SECTION 9.  Powers

The Company hereby constitutes CIT, or any person or agent CIT may designate, as its attorney–in–fact, at the Company’s cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all Obligations to CIT have been paid in full:

(a)	To receive, take, endorse, sign, assign and deliver, all in the name of CIT or the Company, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

(b)	To receive, open and dispose of all mail addressed to the Company and to notify postal authorities to change the address for delivery thereof to such address as CIT may designate;

(c)	To request from customers indebted on Accounts at any time, in the name of CIT information concerning the amounts owing on the Accounts;

(d)	To request from customers indebted on Accounts at any time, in the name of the Company, in the name of a certified public accountant designated by CIT or in the name of CIT’s designee, information concerning the amounts owing on the Accounts;

(e)	To transmit to customers indebted on Accounts notice of CIT’s interest therein and to notify customers indebted on Accounts to make payment directly to CIT for the Company’s account; and

(f)	To take or bring, in the name of CIT or the Company, all steps, actions, suits or proceedings deemed by CIT necessary or desirable to enforce or effect collection of the Accounts.

Notwithstanding anything hereinabove contained to the contrary, the powers set forth in (b), (c), (e) and (f) above may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived in writing by CIT.

The Company hereby authorizes CIT to prepare and file Uniform Commercial Code financing statements covering the Collateral in the appropriate filing offices in connection with this credit facility and hereby ratifies and confirms any such financing statements that CIT may file.

41
[RETURN TO TABLE OF CONTENTS]

SECTION 10.  Events of Default and Remedies

10.1  Notwithstanding anything hereinabove to the contrary, CIT may terminate this Financing Agreement immediately upon the occurrence of any of the following (each, an "Event of Default"):

(a)	cessation of the business of the Company or the calling of a meeting of the creditors of the Company for purposes of compromising the debts and obligations of the Company;

(b)	the failure of the Company to generally meet its debts as they mature;

(c)	(i) the commencement by the Company of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law; (ii) the commencement against the Company, of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any federal or state law by creditors of the Company, provided that such Default shall not be deemed an Event of Default if such proceeding is controverted within ten (10) days and dismissed and vacated within thirty (30) days of commencement, except in the event that any of the actions sought in any such proceeding shall occur or the Company shall take action to authorize or effect any of the actions in any such proceeding; or (iii) the commencement (x) by the Company’s subsidiaries, or any one of them, of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any applicable state law, or (y) against the Company’s subsidiaries, or any one of them, of any involuntary bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under applicable law, provided that such Default shall not be deemed an Event of Default if such proceeding is controverted within ten (10) days and dismissed or vacated within thirty (30) days of commencement, except in the event that any of the actions sought in any such proceeding shall occur or the Company’s subsidiaries, or any one of them, shall take action to authorize or effect any of the actions in any such proceeding;

(d)	breach in a material respect by the Company of any warranty or representation or breach by the Company of any covenant contained herein (other than those referred to in sub–paragraph (e) below) or in any other written agreement between the Company or CIT, provided that such Default by the Company of any of the warranties, representations or covenants referred in this clause (d) shall not be deemed to be an Event of Default unless and until such Default shall remain unremedied to CIT’s satisfaction for a period of ten (10) days from the date of such breach;

42
[RETURN TO TABLE OF CONTENTS]

(e)	breach by the Company of any warranty, representation or covenant of Paragraphs 3.3 (other than the fourth sentence of Paragraph 3.3) and 3.4 of Section 3 hereof; Paragraphs 6.3 and 6.4 (other than the first sentence of Paragraph 6.4) of Section 6 hereof; Paragraphs 7.1, 7.5, 7.6, and 7.8 through 7.14 hereof;

(f)	failure of the Company to pay principal when due or failure of the Company to pay any other Obligations within five (5) Business Days of the due date thereof, provided that nothing contained herein shall prohibit CIT from charging such amounts to the Revolving Loan Account on the due date thereof;

(g)	the Company shall (i) engage in any "prohibited transaction" as defined in ERISA, (ii) have any "accumulated funding deficiency" as defined in ERISA, (iii) have any "reportable event" as defined in ERISA, (iv) terminate any "plan", as defined in ERISA or (v) be engaged in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any "plan", as defined in ERISA, and with respect to this sub–paragraph (h) such event or condition (x) remains uncured for a period of thirty (30) days from date of occurrence and (y) could, in the reasonable opinion of CIT, subject the Company to any tax, penalty or other liability material to the business, operations or financial condition of the Company;

(h)	without the prior written consent of CIT and, except as permitted in the Subordination Agreement, the Company shall (x) amend or modify the Subordinated Debt, or (y) make any payment on account of the Subordinated Debt;

(i)	the occurrence of any default or event of default (after giving effect to any applicable grace or cure periods) under any instrument or agreement (x) evidencing Subordinated Debt or (y) any other Indebtedness of the Company having a principal amount in excess of $250,000; or

10.2  Upon the occurrence of a Default and/or an Event of Default, at the option of CIT, all loans, advances and extensions of credit provided for in Sections 3, 4 and 5 of this Financing Agreement shall be thereafter in CIThs sole discretion and the obligation of CIT to make Revolving Loans, open Letters of Credit and provide Letters of Credit Guaranties, shall cease unless such Default is cured to CIT’s satisfaction or Event of Default is waived in writing by CIT, and at the option of CIT upon the occurrence of an Event of Default: (a) all Obligations shall become immediately due and payable; (b) CIT may charge the Company the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in Section 8 of this Financing Agreement, provided that, with respect to this clause "(b)" CIT has given the Company written notice of the Event of Default; provided, however, that no notice is required if the Event of Default is the Event listed in Paragraph 10.1(c) of this Section 10, and (c) CIT may immediately terminate this Financing Agreement upon notice to the Company; provided, however, that upon the occurrence of an Event of Default listed in Paragraph 10.1(c) of this Section 10, this

43
[RETURN TO TABLE OF CONTENTS]

Financing Agreement shall automatically terminate and all Obligations shall become due and payable, without any action, declaration, notice or demand by CIT. The exercise of any option is not exclusive of any other option, which may be exercised at any time by CIT.

10.3  Immediately upon the occurrence of any Event of Default, CIT may, to the extent permitted by law: (a) remove from any premises where same may be located any and all books and records, computers, electronic media and software programs associated with any Collateral (including any electronic records, contracts and signatures pertaining thereto), documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or CIT may use, at the Company’s expense, such of the Company’s personnel, supplies or space at the Company’s places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of the Company or CIT, and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Company or CIT; (c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed Inventory, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at CIT’s sole option and discretion, and CIT may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Company; (d)foreclose the security interests in the Collateral created herein or by the Loan Documents by any available judicial procedure, or to take possession of any or all of the Collateral, including any Inventory, Equipment and/or Other Collateral without judicial process, and to enter any premises where any Inventory and Equipment and/or Other Collateral may be located for the purpose of taking possession of or removing the same and (e) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. CIT shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral, whether in its then condition or after further preparation or processing, in the name of the Company or CIT, or in the name of such other party as CIT may designate, either at public or private sale or at any broker’s board, in lots or in bulk, for cash or for credit, with or without warranties or representations (including but not limited to warranties of title, possession, quiet enjoyment and the like), and upon such other terms and conditions as CIT in its sole discretion may deem advisable, and CIT shall have the right to purchase at any such sale. If any Inventory and Equipment shall require rebuilding, repairing, maintenance or preparation, CIT shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and Equipment in such saleable form as CIT shall deem appropriate and any such costs shall be deemed an Obligation hereunder. Any action taken by CIT pursuant to this paragraph shall not effect commercial reasonableness of the sale. The Company agrees, at the request of CIT, to assemble the Inventory and Equipment and to make it available to CIT at premises of the Company or elsewhere and to make available to CIT the premises and facilities of the Company for the purpose of CIT’s taking possession of, removing or putting the Inventory and Equipment in saleable form. If notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from CIT’s exercise of any of the foregoing rights, (after deducting all charges, costs and expenses, including reasonable attorneys’ fees) shall be applied by

44
[RETURN TO TABLE OF CONTENTS]

CIT to the payment of the Obligations, whether due or to become due, in such order as CIT may elect, and the Company shall remain liable to CIT for any deficiencies, and CIT in turn agrees to remit to the Company or its successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative. The Company hereby indemnifies CIT and holds CIT harmless from any and all costs, expenses, claims, liabilities, Out-of-Pocket Expenses or otherwise, incurred or imposed on CIT by reason of the exercise of any of its rights, remedies and interests hereunder, including, without limitation, from any sale or transfer of Collateral, preserving, maintaining or securing the Collateral, defending its interests in Collateral (including pursuant to any claims brought by the Company, the Company as debtor-in-possession, any secured or unsecured creditors of the Company, any trustee or receiver in bankruptcy, or otherwise), and the Company hereby agrees to so indemnify and hold CIT harmless, absent CIT’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. The foregoing indemnification shall survive termination of this Financing Agreement until such time as all Obligations (including the foregoing) have been finally and indefeasibly paid in full. In furtherance thereof CIT, may establish such reserves for Obligations hereunder (including any contingent Obligations) as it may deem advisable in its reasonable business judgement. Any applicable mortgage(s), deed(s) of trust or assignment(s) issued to CIT on the Real Estate shall govern the rights and remedies of CIT thereto.

SECTION 11.  Termination

Except as otherwise permitted herein, CIT may terminate this Financing Agreement only as of the initial or any subsequent Anniversary Date and then only by giving the Company at least sixty (60) days prior written notice of termination. Notwithstanding the foregoing CIT may terminate the Financing Agreement immediately upon the occurrence of an Event of Default, provided, however, that if the Event of Default is an event listed in Paragraph 10.1(c) of Section 10 of this Financing Agreement, this Financing Agreement shall terminate in accordance with paragraph 10.2 of Section 10. This Financing Agreement, unless terminated as herein provided, shall automatically continue from Anniversary Date to Anniversary Date. The Company may terminate this Financing Agreement at any time upon sixty (60) days’ prior written notice to CIT, provided that the Company pays to CIT immediately on demand an Early Termination Fee and/or the Prepayment Premium, if applicable. All Obligations shall become due and payable as of any termination hereunder or under Section 10 hereof and, pending a final accounting, CIT may withhold any balances in the Company’s account (unless supplied with an indemnity satisfactory to CIT) to cover all of the Obligations, whether absolute or contingent, including, but not limited to, cash reserves for any contingent Obligations, including an amount of 110% of the face amount of any outstanding Letters of Credit with an expiry date on, or within thirty (30) days of the effective date of termination of this Financing Agreement. All of CIT’s rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.

45
[RETURN TO TABLE OF CONTENTS]

SECTION 12.  Miscellaneous

12.1  The Company hereby waives diligence, notice of intent to accelerate, notice of acceleration, demand, presentment and protest and any notices thereof as well as notice of nonpayment. No delay or omission of CIT or the Company to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by CIT of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

12.2  This Financing Agreement and the Loan Documents executed and delivered in connection therewith constitute the entire agreement between the Company and CIT; supersede any prior agreements; can be changed only by a writing signed by both the Company and CIT; and shall bind and benefit the Company and CIT and their respective successors and assigns.

12.3  In no event shall the Company, upon demand by CIT for payment of any Indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by law. Regardless of any provision herein or in any agreement made in connection herewith, CIT shall never be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. If CIT ever receives, collects or applies any such excess, it shall be deemed a partial repayment of principal and treated as such; and if principal is paid in full, any remaining excess shall be refunded to the Company. This paragraph shall control every other provision hereof, the Loan Documents and of any other agreement made in connection herewith.

12.4  If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision’s severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

12.5  THE COMPANY AND CIT EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER. THE COMPANY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED. IN NO EVENT WILL CIT BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

12.6  Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing (provided that, any electronic communications from the Company with respect to any request, transmission, document, electronic signature, electronic mail or facsimile

46
[RETURN TO TABLE OF CONTENTS]

transmission shall be deemed binding on the Company for purposes of this Financing Agreement, provided further that any such transmission shall not relieve the Company from any other obligation hereunder to communicate further in writing), and shall be deemed to have been validly served, given or delivered when hand delivered or sent by facsimile, or three days after deposit in the United State mails, with proper first class postage prepaid and addressed to the party to be notified or to such other address as any party hereto may designate for itself by like notice, as follows:

(A) if to CIT, at:

The CIT Group/Business Credit, Inc.
300 S. Grand Ave., 3rd Floor
Los Angeles, California 90071-3112
Attn: Regional Credit Manager
Fax No.: 213/613-2537

(B) if to the Company at:

4424 N. Sullivan Road
Spokane, Washington 99216
Attn: Chief Financial Officer
Fax No.: 509/927-5295

With a courtesy copy of any material notice to the Company’s counsel at:

Key Tronic Corporation
P.O. Box 14687
Spokane, Washington 99214
Attn: Kathleen L. Nemeth, General counsel
Fax No. (509) 927-5249

provided, however, that the failure of CIT to provide the Company’s counsel with a copy of such notice shall not invalidate any notice given to the Company and shall not give the Company any rights, claims or defenses due to the failure of CIT to provide such additional notice.

12.7  THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FINANCING AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, EXCEPT TO THE EXTENT THAT ANY OTHER LOAN DOCUMENT INCLUDES AN EXPRESS ELECTION TO BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION.

47
[RETURN TO TABLE OF CONTENTS]

IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be effective, executed, accepted and delivered at Los Angeles, California, by their proper and duly authorized officers as of the date set forth above.

KEY TRONIC CORPORATION	THE CIT GROUP/
BUSINESS CREDIT, INC.

By: __________________________	By:
Title:	Title: Vice President

48
[RETURN TO TABLE OF CONTENTS]

Schedule 1 - Collateral Information

Exact Company Name in State of Organization:

Key Tronic Corporation

State of Incorporation or Formation:

Washington

Federal Tax I.D. No.

91-0849125

Chief Executive Office:

4424 N. Sullivan Rd.
Spokane, Washington 99216

Collateral Locations:

Schedule 1

49
[RETURN TO TABLE OF CONTENTS]

Exhibit A

1.       Tangible Net worth Calculation:

As of July 28, 2001, the Tangible Net Worth of Key Tronic Corporation was $32,922,632.96, calculated as follows:

Common Stock:	$48,120,637.53
Treasury Stock:	(9,727,676.01)

Total Stock:	$38,392,961.52

Retained Earnings-Current:	(1,374,160.65)
Retained Deficit:	(3,319,740.87)
Currency Translation:	244,949.44

Total Retained Deficit:	(4,448,952.08)

Total Shareholders’ Equity:	$33,944,009.44

LESS

Goodwill:	882,404.11
Refinance Charges:	121,824.02
Lease Executory Costs:	17,148.35

Total Deductions:	1,021,376.48

Total Tangible Net Worth:	$32,922,632.96

50
[RETURN TO TABLE OF CONTENTS]

Exhibit A
(continued)

2.       EBITDA Calculation:

The year to date EBITDA as of July 28, 2001 for Key Tronic Corporation was ($856,659) calculated as follows:

Operating income	($1,252,659)

Plus:
Depreciation	341,000
Amortization	55,000
Amortization of Capitalized
Manufacturing Variances	0

Total EBITDA	($856,659)

51
[RETURN TO TABLE OF CONTENTS]